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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on July 3, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XM Satellite Radio Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	4899 (Primary Standard Industrial Classification Code Number)	54-1805102 (I.R.S. Employer Identification No.)

1500 Eckington Place, NE
Washington, DC 20002-2194
(202) 380-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

XM Satellite Radio Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	4899 (Primary Standard Industrial Classification Code Number)	54-1878819 (I.R.S. Employer Identification No.)

1500 Eckington Place, NE
Washington, DC 20002-2194
(202) 380-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph M. Titlebaum
Executive Vice President, General Counsel
and Secretary
XM Satellite Radio Holdings Inc.
1500 Eckington Place, NE
Washington, DC 20002
(202) 380-4000
(Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

Copies to:
Steven M. Kaufman, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of Registration Fee

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

12% Senior Secured Notes due 2010	175,000	$1,000(1)	$175,000,000	$14,158

Guarantees on 12% Senior Secured Notes due 2010(2)	—	—	—	—(3)

(1)
Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, and based upon the book value of the 12% Senior Secured Notes due 2010 sought in exchange.

(2)
XM Satellite Radio Holdings Inc. is the parent of XM Satellite Radio Inc. and has guaranteed the notes being registered.

(3)
Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion

Prospectus

$175,000,000

XM SATELLITE RADIO INC.
XM SATELLITE RADIO HOLDINGS INC.

OFFER TO EXCHANGE ALL OUTSTANDING
12% SENIOR SECURED NOTES DUE 2010
GUARANTEED BY XM SATELLITE RADIO HOLDINGS INC.
FOR 12% SENIOR SECURED NOTES DUE 2010
GUARANTEED BY XM SATELLITE RADIO HOLDINGS INC.
AND REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Interest Payable December 15 and June 15,
Commencing December 15, 2003.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2003 UNLESS EXTENDED.

•
We hereby offer to exchange all outstanding notes that are validly tendered and not withdrawn for an equal amount of a new series of notes that are registered under the Securities Act of 1933.

•
The exchange offer will expire at 5:00 P.M., New York City time, on            , 2003, unless extended.

•
The exchange is subject to customary conditions, including that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

•
You may withdraw your tender of your outstanding notes at any time before the expiration of the exchange offer.

•
We will not receive any proceeds from the exchange offer.

•
The terms of the exchange notes to be issued are substantially identical to the outstanding notes, except they are registered under the Securities Act of 1933 and are therefore fully transferable.

•
You may only tender your outstanding notes in denominations of $1,000 and multiples of $1,000.

•
The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

Please see "Risk Factors" beginning on page 15, which includes risk factors incorporated herein by reference to our Current Report on Form 8-K, filed with the SEC on June 3, 2003, for a discussion of certain factors you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003

TABLE OF CONTENTS

Summary
Risk Factors
The Exchange Offer
Use of Proceeds
Selected Financial Data
Description of Exchange Notes
Book-Entry, Delivery and Form
Certain United States Federal Income Tax Considerations
Plan of Distribution
Legal Matters
Experts
Incorporation of Documents by Reference
Where You Can Find More Information

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not taken nor will we take any action in any jurisdiction to permit a public offering of the exchange notes or the possession or distribution of this prosectus other than in the United States.

The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference certain business and financial information about us that is not included in or delivered with this document. You may obtain copies of the documents incorporated by reference in this document, without charge, by writing us at the following address or calling us at the following telephone number:

XM Satellite Radio
1500 Eckington Place, NE
Washington, DC 20002-2194
(202) 380-4000
Attention: General Counsel

        To obtain timely delivery of documents requested, you must request the information no later than five business days prior to the expiration date for the exchange offer.

ii

SUMMARY

        The following summary highlights selected information from this prospectus. It does not contain all of the information that is important to you. The following summary therefore is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this prospectus, including the section entitled "Risk Factors." Unless otherwise noted, the terms "we," "our" and "us" refer to XM Satellite Radio Holdings Inc. (parent of XM Satellite Radio Inc.) and its subsidiaries. "XM" refers to XM Satellite Radio Inc., the issuer of the notes.

Our Business

        We are a nationwide provider of audio entertainment and information programming for reception by vehicle, home and portable radios. Our digital audio XM Radio service offers 100 channels of music, news, talk, sports and children's programming for a monthly subscription fee; we also offer one premium channel for an additional fee. We believe XM Radio appeals to consumers because of our innovative and diverse programming, nationwide coverage, numerous commercial free music and talk channels and digital sound quality. Since our nationwide launch on November 12, 2001, we built our subscriber base to over 692,000 subscribers as of June 30, 2003 through multiple distribution channels, including an exclusive distribution arrangement with General Motors, other automotive manufacturers, car audio dealers and national electronics retailers.

        From our nationwide launch through the end of the third quarter of 2002, distribution of our product was almost exclusively through the aftermarket (the sale of radios by consumer electronics retailers and others for installation in automobiles after purchase). Starting with the 2003 automobile model year, which began in late summer 2002, General Motors began making XM Radio available as original equipment in new vehicles. Through an exclusive distribution arrangement with us, General Motors is currently offering 25 models of XM Radio-equipped cars, light trucks and SUVs under the Buick, Chevrolet, Oldsmobile, Cadillac, Pontiac and GMC brand names and will expand to 44 GM models for the 2004 model year. Honda, Isuzu, Nissan, Infiniti, Toyota and Volkswagen/Audi have announced that XM Radio will be available in numerous popular makes and models, including the Honda Accord, Nissan Pathfinder and Toyota Scion. Recently, Acura announced that both the 2004 Acura TL and RL will include XM Radio as a factory-installed standard feature. Toyota has announced that XM Radio will be offered as a dealer-installed option on the 2004 Camry Solara coupe and Audi has announced that beginning in the summer of 2003, XM Radio will be offered as an option on a number of 2004 models, including the A4, S4, A6, A8L and allroad quattro. Broad distribution of XM Radio through the new automobile market is a central element in our business strategy.

        We also continue to promote XM Radio actively in the automobile aftermarket. XM radios are available under the Sony, Alpine, Pioneer and Delphi brand names at national consumer electronics retailers, such as Circuit City, Best Buy, participating Radio Shack dealers and franchisees, and others. Our aftermarket distribution network also includes 2,100 Wal-Mart stores that sell the complete line of Delphi SKYFi radios. Delphi introduced the XM SKYFi, a plug-and-play device that offers an enhanced display and attractive pricing, in the fall of 2002. We consider the introduction of the SKYFi product a significant milestone, marking the launch of the second generation of XM radios at a lower cost to consumers than the first generation products, with an enhanced display and true portability from the car to home stereo systems to a boom box. At the 2003 Consumer Electronics Show, the SKYFi audio system was named a finalist for the Best of CES award.

        We recently introduced the XM PCR, the first satellite radio receiver designed for personal computers. We believe the XM PCR, SKYFi and other plug and play devices will allow us to penetrate the home and portable radio market. After the retail aftermarket and factory-installed automobile market, this opening up of the home and portable radio market is the third major element of a marketing strategy to increase the availability of XM radio across new markets.

        We believe, based on our experience in the marketplace, surveys, work with focus groups and market data, that there is a significant market for XM Radio. Over 75% of the entire United States population age 12 and older listens to the radio daily, and over 95% listens to the radio weekly. However, many radio listeners have access to only a limited number of radio stations and listening formats offered by traditional AM/FM radio.

        We offer our consumers a unique listening experience by providing diverse programming, coast-to-coast coverage, a substantial number of commercial free channels and clear sound with our digital signals. Our 100 channels (plus one premium channel) include diverse programming designed to appeal to a large audience, and to specific groups that our research has shown are most likely to subscribe to our service, including urban and rural listeners of virtually all ages. Based on listener feedback after our first nine months of broadcasting, we updated our channel lineup and began offering our first premium channel, Playboy Radio. We have original music and talk channels created by our in-house programming unit as well as channels created by well-known providers of brand name programming, including MTV, VH1, ESPN Radio, Radio Disney, CNN, CNBC, Discovery, Fox News, E!, NASCAR, Radio One, Clear Channel, and Hispanic Broadcasting Corporation. We have a team of programming professionals with a successful record of introducing new radio formats and building local and national listenership.

        In addition to our subscription fee, we generate revenues from sales of limited advertising time on a number of channels. XM Radio offers a new national radio platform for advertisers that solves many of the problems associated with buying radio advertising nationally on a spot or syndicated basis on traditional AM/FM radio. Through affinity and niche programming, we offer advertisers an effective way to aggregate geographically disparate groups of listeners in their targeted demographic markets. Advertisers on the XM network have included Warner Bros., JC Penney, U.S. Navy, Allstate and Pennzoil.

        We transmit the XM Radio signal throughout the continental United States from our two satellites "XM Rock" and "XM Roll." We are planning to launch our spare satellite, presently being modified, in late 2004 as part of a plan to address a solar power anomaly in our existing satellites. We also have a network of approximately 800 terrestrial repeaters, which receive and re-transmit the satellite signals in 60 cities to augment our satellite signal coverage where it might otherwise be affected by buildings, tunnels or terrain. We hold one of only two licenses issued by the Federal Communications Commission to provide satellite digital audio radio service in the United States.

        We have raised $2.1 billion of equity and debt net proceeds through June 30, 2003 from investors and strategic partners to fund our operations. This includes $169 million of net proceeds from the sale of 12% senior secured notes due 2010 in June 2003. This also includes $225 million of gross funds raised in the January 2003 financing transactions. The January 2003 financing transactions also included $250 million of payment deferrals and a line of credit from GM. From April 1, 2003 to May 6, 2003, we have raised $30.4 million through our Direct Stock Purchase Program and issued shares of Class A common stock to eliminate $49.5 million of indebtedness. As of March 31, 2003, our strategic investors include General Motors, Hughes Electronics/DIRECTV, Clear Channel Communications and American Honda; our financial investors include Columbia Capital, Madison Dearborn Partners, AEA Investors, BayStar Capital and Eastbourne Capital.

        So long as we meet the revenue, expense and cash flow projections of our refined business plan, we expect to be fully funded and will not need to raise additional financing to continue operations. Our business plan contemplates the use of either insurance proceeds and/or vendor financing to launch replacement satellite(s).

        Our executive offices are at 1500 Eckington Place, N.E., Washington, D.C. 20002, and our telephone number is (202) 380-4000. We maintain an Internet site on the World Wide Web at www.xmradio.com. Information at our website is not, and should not be deemed to be, part of this prospectus.

SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer	We are offering to exchange $1,000 principal amount of our 12% Senior Secured Notes due 2010 which have been registered under the Securities Act of 1933, and which we refer to as the "exchange notes," for each $1,000 principal amount of our outstanding unregistered 12% Senior Secured Notes due 2010 which were issued by us on June 17, 2003 in a private offering, and which we refer to as the "outstanding notes." We refer to the exchange notes and the outstanding notes together as the "notes."

In order for your outstanding notes to be exchanged, you must properly tender them before the exchange offer expires. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes promptly after the exchange offer expires.
You may tender your outstanding notes for exchange in whole or in part in integral multiples of $1,000 principal amount.
Registration Rights Agreement
We sold the outstanding notes on June 17, 2003 to Bear, Stearns & Co. Inc., which we refer to as the "initial purchaser." Simultaneously with that sale we signed a registration rights agreement with the initial purchaser that requires us to conduct this exchange offer.
After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.
For a description of the procedures for tendering outstanding notes, see "The Exchange Offer—Procedures for Tendering Outstanding Notes."
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2003 unless extended by us, in which case the expiration date will mean the latest date and time to which the exchange offer is extended. See "The Exchange Offer—Expiration Date; Extensions; Amendments."

Consequences of Failure to Exchange Your Outstanding Notes
If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the outstanding notes and the indenture governing the notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the outstanding notes under the Securities Act.
Conditions to the Exchange Offer
The exchange offer is subject to several customary conditions that we may waive at our sole discretion. All of these conditions, other than those dependent upon the receipt of necessary government approvals, must be asserted, satisfied or waived by us on or before the expiration of the exchange offer. The exchange offer is not conditioned upon any minimum aggregate principal amount at maturity of outstanding notes being tendered. See "The Exchange Offer—Conditions to the Exchange Offer."
We reserve the right, in our sole and absolute discretion, subject to applicable law, at any time and from time to time:
• to delay acceptance of the senior secured notes;
• to terminate the exchange offer if certain specified conditions have not been satisfied;
•
to extend the expiration date of the exchange offer and retain all outstanding notes tendered pursuant to the exchange offer, subject, however, to the right of the holders of outstanding notes to withdraw their tendered outstanding notes; and
• to waive any condition dependent on the receipt of necessary governmental approvals or otherwise amend the terms of the exchange offer in any respect.
See "The Exchange Offer—Expiration Date; Extensions; Amendments."
Withdrawal Rights
You may withdraw the tender of your outstanding notes at any time before the expiration date by delivering a written notice of your withdrawal to the exchange agent according to the withdrawal procedures described under the heading "The Exchange Offer—Withdrawal Rights."

Procedures for Tendering Outstanding Notes	If you wish to tender your outstanding notes for exchange, you must:
	•	complete and sign a letter of transmittal according to the instructions contained in the Letter of Transmittal; and
•
forward the Letter of Transmittal by mail, facsimile transmission or hand delivery, together with any other required documents, to the exchange agent, either with the outstanding notes that you tender or in compliance with the specified procedures for guaranteed delivery of your outstanding notes.
Some brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

Please do not send your Letter of Transmittal or certificates representing your outstanding notes to us. You should send those documents only to the exchange agent. You should direct any information requests or questions regarding how to tender your outstanding notes to the exchange agent. See "The Exchange Offer—Exchange Agent."
Special Procedures for Beneficial Owners
If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact such person promptly if you wish to tender your outstanding notes pursuant to the exchange offer. See "The Exchange Offer—Procedures for Tendering Outstanding Notes."
Resales of Exchange Notes
We believe that with the effectiveness of the registration statement of which this prospectus is a part you will be able to offer for resale, resell and otherwise transfer exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
	•	you are acquiring the exchange notes in the ordinary course of your business;
	•	you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and
	•	you are not an "affiliate" of Holdings or XM within the meaning of Rule 405 under the Securities Act.

Our belief is based on the interpretations by the Staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The Staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the Staff of the SEC would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against such liability.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes which were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. A broker-dealer may use this prospectus for an offer to sell, resale or other transfer of exchange notes. See "Plan of Distribution."
Exchange Agent
The exchange agent for the exchange offer is The Bank of New York. The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer—Exchange Agent" and in the Letter of Transmittal.
Use of Proceeds
We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus. The net proceeds from the offering of the outstanding notes have been and will be used to further develop the satellite and terrestrial repeater systems and for general corporate purposes. See "Use of Proceeds."
United States Federal Income Tax Consequences
Your acceptance of the exchange offer and the related exchange of your outstanding notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as a result of the exchange. See "The Exchange Offer—United States Federal Income Tax Consequences."

See "The Exchange Offer" for more detailed information concerning the terms of the exchange offer.

SUMMARY OF THE EXCHANGE NOTES

        The exchange offer relates to the exchange of up to $175,000,000 principal amount of outstanding notes for an equal principal amount of exchange notes. The form and terms of the exchange notes are substantially identical to the form and terms of the outstanding notes, except the exchange notes are registered under the Securities Act and therefore are freely transferable. The exchange notes will evidence the same debt as the outstanding notes, which they replace. Both the outstanding notes and the exchange notes are governed by the same indenture.

Issuer	XM Satellite Radio Inc.
Notes Offered	$175,000,000 in aggregate principal amount of 12% Senior Secured Notes due 2010.
Maturity Date	June 15, 2010
Interest
The exchange notes will bear interest at the rate of 12% per year. Interest on the exchange notes will be paid semi-annually in cash in arrears on December 15 and June 15 of each year, commencing December 15, 2003.
Parent Guarantor	XM Satellite Radio Holdings Inc.
Parent Guaranty	XM Satellite Radio Holdings Inc. will guarantee XM's obligations under the notes, including the payment of principal and interest.
Security
Except for certain excluded assets and real property, the notes will be secured with a first priority security interest in substantially all of XM's assets, including the stock of XM's FCC license subsidiary, subject to certain permitted liens. Pursuant to intercreditor agreements, the same collateral will also secure on an equal and ratable basis $553.0 million of XM's indebtedness and certain future indebtedness, and in the case of the security interests in the stock of XM's FCC license subsidiary, all such indebtedness and $22.8 million of additional indebtedness.
Redemption	XM may redeem the notes, in whole or in part, at any time on or after June 15, 2007, at the declining redemption prices set forth in this prospectus plus accrued interest.

At any time prior to June 15, 2006, XM may redeem a portion of the notes with the proceeds of certain equity offerings as long as least $100 million aggregate principal amount of notes remains outstanding after the redemption.

Change of Control
Upon certain change of control events, if XM does not redeem the notes, each holder of notes may require XM to repurchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest. XM cannot assure you that it will have the financial resources to repurchase the notes. See "Description of Exchange Notes."
Ranking
The notes will be XM's senior secured obligations. The notes will rank equal in right of payment with all of XM's other existing and future senior indebtedness and senior in right of payment to all of XM's existing and future subordinated indebtedness. The notes will be equal in right of payment to approximately $576 million of other indebtedness. Your security interest in certain items of the collateral will not be perfected. The notes will not be secured by assets held by subsidiaries of Holdings or XM, and will not have the benefit of guarantees from any such subsidiaries.
Certain Covenants	The indenture governing the notes contains covenants that, among other things, will limit XM's ability and the ability of certain of XM's subsidiaries to:
	•	incur additional indebtedness;
	•	pay dividends on, redeem or repurchase XM's capital stock;
	•	make investments;
	•	engage in transactions with affiliates;
	•	create certain liens; or
	•	consolidate, merge or transfer all or substantially all of XM's assets and the assets of XM's subsidiaries on a consolidated basis.
These covenants are subject to important exceptions and qualifications, which are described under "Description of Exchange Notes."

        For more complete information on the notes, please see the section titled "Description of Exchange Notes" in this prospectus.

        You should carefully consider the information under the caption "Risk Factors" in this prospectus before investing in the securities.

Summary Consolidated Financial Data

XM Satellite Radio Holdings Inc. and Subsidiaries

        The as adjusted information in the following consolidated balance sheets table gives effect to the following transactions that occurred from April 1 to May 6, 2003 as if each had occurred on March 31, 2003:

  •
  the elimination of $49.5 million of indebtedness at the accreted value at the date of repurchase through the issuance of 5,775,000 shares of Class A common stock;

  •
  the sale of 4,880,847 shares of Class A common stock through Holdings' Direct Stock Purchase Program, yielding proceeds of $30.4 million;

  •
  the buy-back and retirement of 148,000 shares of Series B convertible redeemable preferred stock for $5.2 million; and

  •
  the retirement of 15,000 warrants to purchase 1,275,000 shares of Class A common stock for 978,000 shares of Class A common stock.

        The pro forma as adjusted information in the following consolidated balance sheets table additionally gives effect to the following as if it had occurred as of March 31, 2003:

  •
  the sale of the notes and the application of the net proceeds of $169.0 million.

	Years Ended December 31,					Three Months Ended March 31,
	2002	2001	2000	1999	1998	2003	2002
						(unaudited)
	(In thousands, except subscriber and share amounts)
Consolidated Statements of Operations Data:
Revenue:
Subscriber revenue(1)	$16,828	$246	$—	$—	$—	$11,885	$1,389
Equipment revenue(1)	757	—	—	—	—	592	—
Net ad sales revenue	2,333	251	—	—	—	448	391
Royalties & other	263	36	—	—	—	127	5

Total revenue	20,181	533	—	—	—	13,052	1,785

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties(1)	12,456	1,708	—	—	—	3,883	612
Cost of equipment	1,679	—	—	—	—	1,113	—
Ad sales(1)	1,870	2,243	1,232	356	369	437	167
Customer care & billing operations	15,627	5,720	699	—	—	4,842	2,487
Satellite & terrestrial	44,818	62,641	8,104	1,536	203	12,571	10,478
Broadcast & operations	19,851	21,041	19,570	5,449	1,782	5,332	4,223
Programming content	25,379	17,649	4,025	965	642	4,787	6,024

Cost of Revenue	121,680	111,002	33,630	8,306	2,996	32,965	23,991
Research & development (excludes depreciation & amortization, shown below)	10,843	13,689	11,948	6,510	7,311	2,467	2,324
General & administrative (excludes depreciation & amortization, shown below)	26,448	21,168	17,312	11,534	4,869	9,019	5,015
Marketing (excludes depreciation & amortization, shown below)(1)	169,941	93,620	13,016	2,829	960	35,611	46,330
Impairment of goodwill	11,461	—	—	—	—
Depreciation & amortization	118,588	42,660	3,573	1,512	57	39,760	22,486

Total operating expenses	458,961	282,139	79,479	30,691	16,193	119,822	100,146

Operating Loss	(438,780)	(281,606)	(79,479)	(30,691)	(16,193)	(106,770)	(98,361)

Other income (expense)
Interest income	$5,111	$15,198	$27,606	$2,915	$26	$552	$1,658
Interest expense	(63,573)	(18,131)	—	(9,120)	—	(23,799)	(15,999)
Other income (expense)	2,230	160	—	—	—	3,735	452

Net loss	(495,012)	(284,379)	(51,873)	(36,896)	(16,167)	(126,282)	(112,250)
8.25% Series B preferred stock dividend requirement	(3,766)	(3,766)	(5,935)	—	—	(877)	(941)
8.25% Series C preferred stock dividend requirement	(17,093)	(19,387)	(9,277)	—	—	(4,125)	(4,555)
Series B preferred stock (deemed dividend)/conversion gain	—	—	(11,211)	—	—	7,273	—
Series C preferred stock beneficial conversion feature	—	—	(123,042)	—	—	—	—

Net loss attributable to common stockholders	$(515,871)	$(307,532)	$(201,338)	$(36,896)	$(16,167)	$(124,011)	$(117,746)

Net loss per share:
Basic and diluted	$(5.95)	$(5.13)	$(4.15)	$(2.40)	$(2.42)	$(1.26)	$(1.56)

Weighted average shares used in computing net loss per share — basic and diluted	86,735,257	59,920,196	48,508,042	15,344,102	6,689,250	98,654,290	75,241,684

Other data(2)
Ratio of earnings to fixed charges (3)	—	—	—	—	—	—	—
Deficiency of earnings to cover fixed charges	$485,876	$322,702	$90,925	$52,717	$29,312	$123,517	$109,341
Pro forma deficiency of earnings to cover fixed charges(4)	$507,733					$128,981
EBITDA(5)	$(317,962)	$(238,786)	$(75,906)	$(29,179)	$(16,136)	$(63,275)	$(75,423)
Cash flow from operating activities	(294,289)	(203,048)	(37,447)	(16,785)	(1,301)	(90,080)	(111,359)
Cash flow from investing activities	(7,036)	(221,361)	(559,401)	(234,412)	(43,912)	25,553	(18,239)
Cash flow from financing activities	151,646	382,003	771,053	301,585	45,522	225,201	(603)
XM subscriptions (end of period)(6)	347,159	27,733	—	—	—	483,075	76,242
	December 31,
						As of March 31, 2003	As Adjusted	Pro Forma As adjusted
	2002	2001	2000	1999	1998
						(unaudited)
	(In thousands)
Consolidated Balance Sheets Data:
Cash, cash equivalents and short-term investments	$42,815	$210,852	$224,903	$120,170	$310	$193,492	$218,707	$387,707
Restricted investments	29,742	72,759	161,166	—	—	11,999	11,999	11,999
System under construction.	55,016	55,056	674,796	229,940	78,998	55,016	55,016	55,016
Property and equipment, net	847,936	922,149	50,052	2,551	1,146	810,030	810,030	810,030
Goodwill, net	—	11,461	12,376	13,294	—	—	—	—
DARS license and other intangibles, net	153,732	155,207	151,845	144,504	90,031	150,579	150,579	150,579
Total assets	1,160,280	1,456,203	1,293,218	515,189	170,485	1,374,118	1,398,413	1,573,413
Total long-term debt, net of current portion	412,540	411,520	262,665	212	140,332	568,384	537,309	712,309
Total liabilities.	567,969	529,552	337,266	30,172	177,668	697,268	666,193	841,193
Stockholders' equity (deficit)	592,311	926,651	955,952	485,017	(7,183)	676,850	732,220	732,220

(1)
Certain 2002, 2001, 2000, 1999 and 1998 amounts have been reclassified to conform to the March 31, 2003 presentation, including the reclassification of equipment revenue, ad sales expense and certain revenue share payments to cost of revenue.

(2)
For purposes of determining the ratio of earnings to fixed charges and the deficiency of earnings to cover fixed charges, "earnings" includes pre-tax income (loss) adjusted for fixed charges. "Fixed charges" consist of interest expensed and capitalized, amortization of deferred financing charges, and that portion of operating lease rental expense (deemed to be one third of rental expense) representative of interest.

(3)
The ratios of fixed charges to earnings are not present for the years ended 2002, 2001, 2000, 1999 and 1998 and the three-month periods ended March 31, 2003 and 2002 because earnings were inadequate to cover fixed charges.

(4)
Pro forma deficiency of earnings to cover fixed charges is calculated based on the annual interest rate on the notes plus the amortization of deferred financing fees as of the beginning of the period.

(5)
Net loss before interest income, interest expense, depreciation and amortization is commonly referred to in our business as "EBITDA." EBITDA is not a measure of financial performance under generally accepted accounting principles. We believe EBITDA is often a useful a measure of a company's operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

	Years Ended December 31,					Three Months Ended March 31
	2002	2001	2000	1999	1998	2003	2002
	(In thousands)
Reconciliation of Net Loss to EBITDA:
Net loss as reported	$(495,012)	$(284,379)	$(51,873)	$(36,896)	$(16,167)	$(126,282)	$(112,250)
Add back non-EBITDA items included in net loss:
Interest income	(5,111)	(15,198)	(27,606)	(2,915)	(26)	(552)	(1,658)
Interest expense	63,573	18,131	—	9,120	—	23,799	15,999
Depreciation & amortization	118,588	42,660	3,573	1,512	57	39,760	22,486

EBITDA	$(317,962)	$(238,786)	$(75,906)	$(29,179)	$(16,136)	$(63,275)	$(75,423)

(6)
We consider subscribers to be those who are receiving and have agreed to pay for our service, either by credit card or by invoice, including those that are currently in promotional periods, and are not 60 days or more overdue.

XM Satellite Radio Inc. and Subsidiaries

        The as adjusted information in the following consolidated balance sheets table gives effect to the following as if it had occurred on March 31, 2003:

  •
  the elimination of $49.5 million of indebtedness at the accreted value at the redemption date through the issuance of 5,775,000 shares of Holdings' Class A common stock from April 1, to May 6, 2003 through the contribution of capital.

        The pro forma as adjusted information in the following consolidated balance sheets table additionally gives effect to the following as if it had occurred as of March 31, 2003:

  •
  the sale of the notes and the application of the net proceeds of $169.0 million.

        The principal differences between the financial condition of Holdings and XM, which are not significant in amount, are:

  •
  the ownership by Holdings of the corporate headquarters building since August 2001, and the lease of the building from Holdings by XM;

  •
  the presence at Holdings of additional indebtedness not guaranteed by XM; and

  •
  the existence of cash balances at Holdings.

        Accordingly, the results of operations for XM and its subsidiaries are substantially the same as the results for Holdings and its subsidiaries discussed above except that XM incurs:

  •
  additional rent, less depreciation and amortization expense and less other income, in each case principally related to XM's rental of its corporate headquarters from Holdings, which are intercompany transactions that have been eliminated in the Holdings financial statements;

  •
  less interest expense principally related to the additional indebtedness at Holdings; and

  •
  less interest income because of the additional cash balances at Holdings.

	Years Ended December 31,					Three Months Ended March 31,
	2002	2001	2000	1999	1998	2003	2002
						(unaudited)
	(In thousands, except subscriber amounts)
Consolidated Statements of Operations Data:
Revenue:
Subscriber revenue(1)	$16,828	$246	$—	$—	$—	$11,885	$1,389
Equipment revenue(1)	757	—	—	—	—	592	—
Net ad sales revenue	2,333	251	—	—	—	448	391
Royalties & other	263	36	—	—	—	127	5

Total revenue	20,181	533	—	—	—	13,052	1,785

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties(1)	12,456	1,708	—	—	—	3,883	612
Cost of equipment	1,679	—	—	—	—	1,113	—
Ad sales(1)	1,870	2,243	1,232	356	369	437	167
Customer care & billing	15,627	5,720	699	—	—	4,842	2,487
Satellite & terrestrial	44,818	62,641	8,104	1,536	203	12,571	10,478
Broadcast & operations	23,950	22,488	19,570	5,449	1,782	6,504	5,409
Programming content	25,379	17,649	4,025	965	642	4,787	6,024

Cost of Revenue	125,779	112,449	33,630	8,306	2,996	34,137	25,177
Research & development (excludes depreciation & amortization, shown below)	10,843	13,689	11,948	6,510	7,311	2,467	2,324
General & administrative (excludes depreciation & amortization, shown below)	27,777	20,908	16,960	11,513	4,869	8,805	5,323
Marketing (excludes depreciation & amortization, shown below)(1)	169,941	93,620	13,016	2,829	960	35,611	46,330
Impairment of goodwill	11,461	—	—	—	—	—	—
Depreciation & amortization	117,202	42,180	3,573	1,512	57	39,414	22,140

Total operating expenses	463,003	282,846	79,127	30,670	16,193	120,434	101,294

Operating Loss	(442,822)	(282,313)	(79,127)	(30,670)	(16,193)	(107,382)	(99,509)

Other income (expense)
Interest income	$2,621	$14,102	$27,200	$533	$26	$42	$960
Interest expense	(52,037)	(15,157)	—	(43)	—	(21,340)	(12,983)
Other income (expense)	653	(607)	—	—	—	(2,316)	(101)

Net loss	$(491,585)	$(283,975)	$(51,927)	$(30,180)	$(16,167)	$(130,996)	$(111,633)

Other data(2)
Ratio of earnings to fixed charges (3)	—	—	—	—	—	—	—
Deficiency of earnings to cover fixed charges	$482,449	$313,240	$90,979	$45,342	$27,991	$128,231	$108,724
Pro forma deficiency of earnings to cover fixed charges(4)	$504,306					$133,695
EBITDA(5)	$(324,967)	$(240,740)	$(75,554)	$(29,158)	$(16,136)	$(70,284)	$(77,470)
Cash flow from operating activities	(282,042)	(209,690)	(37,516)	(18,186)	(9,365)	(85,950)	(103,175)
Cash flow from investing activities	(14,094)	(127,017)	(559,401)	(234,412)	(43,912)	15,625	21,375
Cash flow from financing activities	246,494	195,884	750,478	301,918	53,586	72,224	19,432
XM subscriptions (end of period)(6)	347,159	27,733	—	—	—	483,075	76,242

	December 31,
						As of March 31, 2003	As adjusted	Pro Forma As adjusted
	2002	2001	2000	1999	1998
						(unaudited)
	(In thousands)
Consolidated Balance Sheets Data:
Cash, cash equivalents and short-term investments	$6,726	$72,664	$203,191	$119,102	$310	$8,625	$8,625	$177,625
Restricted investments	26,687	70,734	161,166	—	—	8,889	8,889	8,889
System under construction.	18,558	18,597	645,939	201,082	65,303	18,558	18,558	18,558
Property and equipment, net	814,966	887,768	50,052	2,551	1,146	777,392	777,392	777,392
Goodwill, net	—	11,461	12,376	13,294	—	—	—	—
DARS license and other intangibles, net	153,732	155,207	151,845	144,504	90,031	150,579	150,579	150,579
Total assets	1,044,347	1,241,362	1,242,517	485,134	156,397	1,315,579	1,314,659	1,489,659
Total long-term debt, net of current portion	270,347	268,934	262,665	212	87	447,173	416,098	591,098
Total liabilities.	429,821	385,908	337,107	30,030	28,941	580,532	549,457	724,457
Stockholder's equity	614,526	855,454	905,410	455,104	127,456	735,047	765,202	765,202

(1)
Certain 2002, 2001, 2000, 1999 and 1998 amounts have been reclassified to conform to the March 31, 2003 presentation, including the reclassification of equipment revenue, ad sales expense and certain revenue share payments to cost of revenue.

(2)
For purposes of determining the ratio of earnings to fixed charges and the deficiency of earnings to cover fixed charges, "earnings" includes pre-tax income (loss) adjusted for fixed charges. "Fixed charges" consist of interest expensed and capitalized, amortization of deferred financing charges, and that portion of operating lease rental expense (deemed to be one third of rental expense) representative of interest.

(3)
The ratios of fixed charges to earnings are not present for the years ended 2002, 2001, 2000, 1999 and 1998 and the three-month periods ended March 31, 2003 and 2002 because earnings were inadequate to cover fixed charges.

(4)
Pro forma deficiency of earnings to cover fixed charges is calculated based on the annual interest rate on the notes plus the amortization of deferred financing fees as of the beginning of the period.

(5)
Net loss before interest income, interest expense, depreciation and amortization is commonly referred to in our business as "EBITDA." EBITDA is not a measure of financial performance under generally accepted accounting principles. We believe EBITDA is often a useful a measure of a company's operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

	Years Ended December 31,					Three Months Ended March 31
	2002	2001	2000	1999	1998	2003	2002
	(In thousands)
Reconciliation of Net Loss to EBITDA:
Net loss as reported	$(491,585)	$(283,975)	$(51,927)	$(30,180)	$(16,167)	$(130,996)	$(111,633)
Add back non-EBITDA items included in net loss:
Interest income	(2,621)	(14,102)	(27,200)	(533)	(26)	(42)	(960)
Interest expense	52,037	15,157	—	43	—	21,340	12,983
Depreciation & amortization	117,202	42,180	3,573	1,512	57	39,414	22,140

EBITDA	$(324,967)	$(240,740)	$(75,554)	$(29,158)	$(16,136)	$(70,284)	$(77,470)

(6)
We consider subscribers to be those who are receiving and have agreed to pay for our service, either by credit card or by invoice, including those that are currently in promotional periods and are not 60 days or more overdue.

RISK FACTORS

        You should consider carefully these risk factors together with all of the other information included in this prospectus before deciding whether to tender your outstanding notes for exchange notes. In addition, you should refer to Holdings' Current Report on Form 8-K, filed with the SEC on June 3, 2003, which is incorporated by reference into this prospectus, for a complete discussion of the risks related to our business.

Risk Factors Relating to the Exchange Notes

We are not yet generating sufficient cash flow from operations to meet our obligations on the notes.

        Our business has not yet begun to generate positive cash flow, and we will be obligated to make cash interest payments on the notes beginning on December 15, 2003. In order to make payments on the notes, we will need to increase our cash flows. There can be no assurance that our future cash flows will be sufficient to make payments of interest or principal on the notes.

The security for your notes and other remedies will be shared with other debtholders.

        The grant of security interests by XM for the benefit of the note holders will be on a shared basis with approximately $553.0 million (as of March 31, 2003 as adjusted for transactions that occurred from April 1 to May 6, 2003) of existing indebtedness and certain additional future indebtedness and, in the case of the security interest granted in the stock of our FCC license subsidiary, on a shared basis with all such indebtedness as well as with $22.8 million (as of March 31, 2003) of 14% senior secured notes due 2010. In addition, as a result of intercreditor agreements, it will not be possible to exercise remedies against the collateral unless the holders of a majority of the indebtedness secured by such collateral direct the collateral agent to do so. As the indebtedness under the notes will not constitute a majority of the indebtedness secured by the collateral, your remedies in an event of default may be significantly limited if the holders of other classes of notes do not wish to exercise remedies. In addition, in the event that the collateral is liquidated, the intercreditor agreements will require that all proceeds be distributed on a pro rata basis to the holders of the indebtedness secured by such collateral. Consequently, it is unlikely that the liquidation of the collateral securing the notes would produce proceeds in an amount sufficient to pay in full the principal of, or premium, if any, and accrued interest on your notes and the other indebtedness secured by the collateral.

Your security interest in certain items of the collateral will not be perfected.

        Provisions in contracts to which we or our subsidiaries are parties may prohibit us or our subsidiaries from granting security interests in certain assets. In addition, the security interests granted in our intellectual property license agreements may require consent from the licensors thereunder. Similarly, prior approval of the FCC will be required in order for any remedies to be exercised against our assets that would constitute or result in any assignment of XM's FCC license or any change of control of XM. We do not intend to obtain such consents and our failure to do so will limit the assets included in the collateral and may block the exercise of remedies with respect to certain assets. In addition, certain of our assets and the assets of our subsidiaries may be subject to existing security interests or become subject to certain liens that may take priority over the liens granted to you.

        The security interests will not be perfected with respect to items of collateral that cannot be perfected by the filing of financing statements in each debtor's jurisdiction of organization, the delivery of possession of certificated capital stock of our subsidiary or the filing of an assignment with the United States Patent and Trademark Office or the United States Copyright Office. Security interests in collateral such as satellites in orbit, deposit accounts and securities accounts, which require additional special filings or the obtaining of additional consents, will not be perfected. To the extent that your security interests in any items of collateral are unperfected, your rights with respect to such collateral will be equal to the rights of our general unsecured creditors in the event of a bankruptcy.

The guarantor of the notes will not be subject to restrictive covenants.

        The notes will be guaranteed by Holdings, which is XM's parent company. The restrictive covenants contained in the indenture governing the notes apply only to XM and its subsidiaries, not to Holdings. As a result, Holdings could take actions, such as using cash for purposes unrelated to debt service, that may not be consistent with your best interests.

The notes are not secured by assets of subsidiaries.

        The notes will not have the benefit of any security interest in the assets of subsidiaries of XM or Holdings (other than XM). In addition, the notes will not have the benefit of any guarantees from those subsidiaries. Although future transfers of assets to one subsidiary, XM Equipment Leasing LLC, are generally prohibited by the indenture, much of XM's repeater equipment is already held by this subsidiary. At March 31, 2003, XM Equipment Leasing LLC had $97.8 million of assets and was a guarantor of $553.0 million of indebtedness of Holdings and XM (as adjusted for transactions that occurred from April 1 to May 6, 2003). In the event of a bankruptcy, these other creditors will be able to realize XM Equipment Leasing LLC's assets before holders of the notes.

We may not have the ability to fund a change of control offer if required by the indenture.

        Upon a change of control, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase, and may also be required to repurchase certain of our other indebtedness. However, we cannot assure you that we will have sufficient funds at the time of such event to make any required repurchase of the notes or any such other indebtedness.

        The change of control provisions contained in the indenture may not protect holders of notes in the event of certain highly leveraged transactions including certain reorganizations, restructurings or mergers, because these transactions may not involve a change in voting power or beneficial interest of the magnitude required to trigger the change of control provisions.

There is no prior market for the notes and you cannot be sure that an active trading market will develop for them.

        Prior to this exchange offer, there has been no trading market for the exchange notes. We have been advised by the initial purchaser that it currently intends to make a market in the notes. However, the initial purchaser is not obligated to do so. Any market-making may be discontinued at any time, and we cannot assure you that an active trading market for the notes will develop or, if a trading market develops, that it will continue. Further, the liquidity of and trading market for the notes may be adversely affected by declines and volatility in the market for high yield securities generally. The liquidity of and trading market for the notes also may be adversely affected by any changes in our financial performance or prospects or in the prospects for the companies in our industry. We expect that the notes will be eligible for trading in the PORTAL™ market. We do not intend to list the notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System.

Holders of outstanding notes who fail to tender may experience diminished liquidity after the exchange offer.

        We have not registered nor do we intend to register the outstanding notes under the Securities Act. Consequently, outstanding notes that remain outstanding after consummation of the exchange offer will remain subject to transfer restrictions under applicable securities laws. Unexchanged outstanding notes will continue to bear a legend reflecting these restrictions on transfer. Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of outstanding notes. As outstanding notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding notes will decrease. This decrease will reduce the liquidity of the trading market for the outstanding notes, which will make it more difficult for you to sell them. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding notes following the exchange offer.

Holders of outstanding notes must ensure compliance with exchange offer procedures.

        You are responsible for complying with all exchange offer procedures. You will receive exchange notes in exchange for your outstanding notes only if, before the expiration date, you deliver the following to the exchange agent:

  •
  certificates for the outstanding notes or a book-entry confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at the Depository Trust Company, or DTC;

  •
  the Letter of Transmittal (or a facsimile thereof), properly competed and duly executed by you, together with any required signature guarantees; and

  •
  any other documents required by the Letter of Transmittal.

        You should allow sufficient time to ensure that the exchange agent receives all required documents before the exchange offer expires. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your outstanding notes for exchange. See "The Exchange Offer."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect" or "intend." These statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Although we believe that our expectations in such forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. Important factors that could cause our actual results to be materially different from our expectations include those disclosed in this prospectus under the caption "Risk Factors," and elsewhere throughout this prospectus.

        By its terms, the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 is not available in the context of an exchange offer. Accordingly, any references to the safe harbor in the documents incorporated by reference into this prospectus are specifically not incorporated into this prospectus.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchaser by which we agreed to file with the SEC and to use our reasonable best efforts to cause to become effective as promptly as practicable after filing a registration statement with respect to the exchange of the outstanding notes for exchange notes with terms identical in all material respects to the terms of the outstanding notes. A copy of the registration rights agreement is an exhibit to the registration statement of which this prospectus is a part. We are making the exchange offer to satisfy our contractual obligations under the registration rights agreement.

        If you tender your outstanding notes in exchange for exchange notes you will represent to us that:

  •
  any exchange notes you receive are being acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of exchange notes;

  •
  you are not an "affiliate" of XM within the meaning of Rule 405 under the Securities Act or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act or 1933 to the extent applicable;

  •
  you have full power and authority to tender, exchange, sell, assign and transfer the tendered outstanding notes;

  •
  we will acquire good, marketable and unencumbered title to the outstanding notes you tender, free and clear of all liens, restrictions, charges and encumbrances; and

  •
  the outstanding notes you tender for exchange are not subject to any adverse claims or proxies.

        You also will warrant and agree that you will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the outstanding notes you tender in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes in the exchange offer, where such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the outstanding notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of outstanding notes, which, for purposes of the exchange offer, include beneficial interests in the outstanding notes held by direct or indirect participants in DTC and outstanding notes held in definitive form.

Terms of the Exchange Offer

        We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of outstanding notes properly tendered prior to the expiration date and not properly withdrawn according to the procedures described below. Holders may tender their outstanding notes in whole or in part in integral multiples of $1,000 principal amount.

        The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

  •
  the exchange notes have been registered under the Securities Act and therefore will not be subject to the restrictions on transfer applicable to the outstanding notes; and

  •
  holders of the exchange notes will not be entitled to the rights of holders of the outstanding notes under the registration rights agreement.

        The exchange notes evidence the same indebtedness as the outstanding notes, which they replace, and will be issued pursuant to, and entitled to the benefits of, the indenture.

        The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. We reserve the right in our sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under "—Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. As of the date of this prospectus, $175,000,000 principal amount of outstanding notes is outstanding.

        Holders of outstanding notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Outstanding notes that are not tendered for, or are tendered but not accepted in connection with, the exchange offer will remain outstanding. For a description of the consequences of not tendering outstanding notes for exchange see "Risk Factors—Risks Relating to the Exchange Notes—Holders of outstanding notes who fail to tender may experience diminished liquidity after the exchange offer."

        If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, certificates for the unaccepted outstanding notes will be returned, without expense, to the tendering holder of those notes promptly after the expiration date.

        Holders who tender outstanding notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of outstanding notes in connection with the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "—Fees and Expenses" for a description of the fees and expenses that we will pay in connection with the exchange offer.

        Our board of directors makes no recommendation to holders of outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes in the exchange offer. In addition, no one has been authorized to make any similar recommendation. Holders of outstanding notes must make their own decision whether to tender in the exchange offer and, if so, the aggregate amount of outstanding notes to tender after reading this prospectus and the Letter of Transmittal and consulting with their advisers, if any, based on their financial position and requirements.

Expiration Date; Extensions; Amendments

        The term "expiration date" means 5:00 p.m., New York City time, on                        , 2003 unless we extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

        We expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

  •
  to delay the acceptance of the outstanding notes for exchange;

  •
  to terminate the exchange offer, whether or not any outstanding notes have been accepted for exchange, if we determine that any of the events or conditions referred to under "—Conditions to the Exchange Offer" has occurred or exists or has not been satisfied;

  •
  to extend the expiration date of the exchange offer and retain all outstanding notes tendered in the exchange offer, subject, however, to the right of holders of outstanding notes to withdraw their tendered outstanding notes as described under "—Withdrawal Rights;" and

  •
  to waive any condition or otherwise amend the terms of the exchange offer in any respect.

        If the exchange offer is amended in a manner that we determine to constitute a material change, or if we waive a material condition of the exchange offer, we will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act of 1934.

        Any delay in acceptance, termination, extension or amendment will be followed promptly by:

  •
  oral or written notice of the change to the exchange agent, with any such oral notice to be promptly confirmed in writing; and

  •
  a public announcement of the change, which announcement, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Notes

        Upon the terms and subject to the conditions of the exchange offer, promptly after the expiration date we will exchange, and will issue to the exchange agent, exchange notes for outstanding notes validly tendered and not withdrawn as described under "—Withdrawal Rights."

        In all cases, delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of:

  •
  outstanding notes or a book-entry confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC;

  •
  the Letter of Transmittal, or a facsimile of the letter, properly completed and duly executed, with any required signature guarantees; and

  •
  any other documents required by the Letter of Transmittal.

        Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when outstanding notes, book-entry confirmations with respect to outstanding notes and other required documents are received by the exchange agent.

        The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC.

        Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, outstanding notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of those outstanding notes for exchange in the exchange offer. Any such oral notice shall be promptly confirmed in writing. Our acceptance for exchange of outstanding notes tendered through any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer. The exchange agent will act as agent for us for the purpose of receiving tenders of outstanding notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving outstanding notes, letters of transmittal and related documents and transmitting exchange notes to holders who validly tendered outstanding notes. The exchange will be made promptly after the expiration date. If for any reason whatsoever the acceptance for exchange or the exchange of any outstanding notes tendered in the exchange offer is delayed, whether before or after our acceptance for exchange of outstanding notes, or we extend the exchange offer or are unable to accept for exchange or exchange outstanding notes tendered in the exchange offer, then, without prejudice to our rights set forth in this prospectus, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-l(c) under the Securities Exchange Act of 1934, retain tendered outstanding notes and such outstanding notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "—Withdrawal Rights."

Procedures for Tendering Outstanding Notes

        Valid Tender.    Except as set forth below, in order for outstanding notes to be validly tendered in the exchange offer, either:

  1.
  before the expiration date,

  •
  a properly completed and duly executed Letter of Transmittal, or facsimile of the letter with any required signature guarantees and any other required documents, must be received by the exchange agent at the address set forth under "—Exchange Agent," and

  •
  tendered outstanding notes must be received by the exchange agent, or such outstanding notes must be tendered according to the procedures for book-entry transfer described below and a book-entry confirmation must be received by the exchange agent; or

  2.
  the guaranteed delivery procedures set forth below must be complied with.

        If less than all of the outstanding notes are tendered, a tendering holder should fill in the amount of outstanding notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of outstanding notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, evidence satisfactory to us, in our sole discretion, of such person's authority to so act must be submitted.

        Any beneficial owner of outstanding notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the exchange offer.

        The method of delivery of outstanding notes, the Letter of Transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery and should obtain proper insurance. No Letter of Transmittal or outstanding notes should be sent to XM. Holders may request that their respective brokers, dealers, commercial banks, trust companies or nominees effect these transactions for them.

        Book-Entry Transfer.    The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the outstanding notes by causing DTC to transfer those outstanding notes into the exchange agent's account at DTC according to DTC's procedures for transfers. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the Letter of Transmittal, or facsimile of the letter, properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "—Exchange Agent" before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

        Signature Guarantees.    Tendering holders do not need to endorse their certificates for outstanding notes, and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless:

        1.     a certificate for outstanding notes is registered in a name other than that of the person surrendering the certificate; or

        2.     a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal.

In either of these cases, the certificates for outstanding notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as an "eligible guarantor institution," including, as such terms are defined in that rule:

  •
  a bank;

  •
  a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  •
  a credit union;

  •
  a national securities exchange, registered securities association or clearing agency; and

  •
  a savings association that is a participant in a Securities Transfer Association,

unless surrendered on behalf of such eligible institution.

        Guaranteed Delivery.    If a holder desires to tender outstanding notes in the exchange offer and the certificates for the outstanding notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, the outstanding notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  •
  the tenders are made by or through an eligible institution;

  •
  before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, stating the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made by the notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in the Notice of Guaranteed Delivery; and

  •
  the certificates (or book-entry confirmation) representing all tendered outstanding notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

        Determination of Validity.    All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered outstanding notes will be determined by us, in our sole discretion, and that determination shall be final and binding on all parties. We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders that we determine are not in proper form or the acceptance for exchange of which may, in the view of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "—Conditions to the Exchange Offer" or any defect or irregularity in any tender of outstanding notes of any particular holder whether or not we waive similar defects or irregularities in the case of other holders.

        Our interpretation of the terms and conditions of the exchange offer, including the Letter of Transmittal and its instructions, will be final and binding on all parties. No tender of outstanding notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. None of XM, any affiliates of XM, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Resales of Exchange Notes

        Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, we believe that holders of outstanding notes, other than any holder that is (1) a broker-dealer that acquired outstanding notes as a result of market-making activities or other trading activities or (2) a broker-dealer that acquired outstanding notes directly from us for resale in Rule 144A or another available exemption under the Securities Act, who exchange their outstanding notes for exchange notes in the exchange offer may offer for resale, resell and otherwise transfer such exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  such exchange notes are acquired in the ordinary course of such holders' business;

  •
  such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes; and

  •
  such holders are not "affiliates" of XM within the meaning of Rule 405 under the Securities Act.

        However, the staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes in the exchange offer, where such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

        If:

  •
  you are a broker-dealer that acquired outstanding notes directly from us or one of our affiliates, or you are prohibited by law or SEC policy from participating in the exchange offer, or you may not resell the exchange notes to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales, and

  •
  you or another holder of outstanding notes in the same situation have notified us of such condition within 20 days of the consummation of the exchange offer, then we will use our reasonable best efforts to prepare and file a shelf registration statement for the outstanding notes held by you and the other holders who notify us within the time frame above and meet the conditions required.

Withdrawal Rights

        Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time before the expiration date.

        In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at its address set forth under "—Exchange Agent" before the expiration date. Any notice of withdrawal must specify the name of the person who tendered the outstanding notes to be withdrawn, the principal amount of outstanding notes to be withdrawn and, if certificates for such outstanding notes have been tendered, the name of the registered holder of the outstanding notes as set forth on the outstanding notes, if different from that of the person who tendered the outstanding notes.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the outstanding notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of outstanding notes tendered for the account of an eligible institution.

        If outstanding notes have been tendered by the procedures for book-entry transfer set forth in "—Procedures for Tendering Outstanding Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of outstanding notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of outstanding notes may not be rescinded. Outstanding notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time before the expiration date by following any of the procedures described above under "—Procedures for Tendering Outstanding Notes."

        All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal will be determined by us, in our sole discretion, which determination shall be final and binding on all parties. None of XM, any affiliates of XM, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any outstanding notes which have been tendered but which are withdrawn will be returned to the holder of those notes promptly after withdrawal.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any outstanding notes for any exchange notes and will not be required to issue exchange notes in exchange for any outstanding notes, and, as described below, may, at any time and from time to time, terminate or amend the exchange offer, whether or not any outstanding notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions or exists or have not been satisfied before the expiration date:

  •
  there shall occur a change in the current interpretation by the staff of the SEC which permits the exchange notes issued in exchange for outstanding notes in the exchange offer to be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers that acquired outstanding notes as a result of market-making or other trading activities or broker-dealers that acquired outstanding notes directly from XM for resale under Rule 144A or another available exemption under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holders' business, the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes and such holders are not "affiliates" of XM within the meaning of Rule 405 under the Securities Act;

  •
  any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose;

  •
  any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

  •
  any change, or any development involving a prospective change, in our business or financial affairs has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offer.

        If we determine that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the expiration date, we may, subject to applicable law, terminate the exchange offer, whether or not any outstanding notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act.

United States Federal Income Tax Consequences

        The exchange of the outstanding notes for the exchange notes will not constitute a taxable event for federal income tax purposes, and holders of outstanding notes should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain United States Federal Income Tax Considerations" below.

Exchange Agent

        We have appointed The Bank of New York, as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the exchange agent as follows:

              The Bank of New York
              101 Barclay Street—7 East
              New York, NY 10286
              Attention: Reorganization Department
              Telecopier No.: (212) 815-6339

        Delivery to other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by officers, directors or employees of XM.

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of outstanding notes, and in handling or tendering for their customers. However, we will not pay any fees or disbursements of any counsel or other advisor or expert retained by you other than the one nationally recognized firm acting as special counsel to all holders of outstanding notes.

        Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that if exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the amount of any such transfer tax, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such transfer tax or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer tax will be billed directly to such tendering holder.

USE OF PROCEEDS

        The exchange offer is to satisfy certain of our obligations under the registration rights agreement covering the notes. We will not receive any proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, an equal number of outstanding notes in like principal amount. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except as otherwise described under "The Exchange Offer—Terms of the Exchange Offer." The outstanding notes surrendered in exchange for exchange notes will be retired and canceled by us and cannot be reissued.

SELECTED FINANCIAL DATA

XM Satellite Radio Holdings Inc. and Subsidiaries

        In considering the following selected consolidated financial data, you should also read our consolidated financial statements and notes thereto which are incorporated by reference into this prospectus. The consolidated statements of operations data for the five-year period ended December 31, 2002 and the consolidated balance sheets data as of December 31, 2002, 2001, 2000, 1999 and 1998 are derived from our consolidated financial statements. These statements have been audited by KPMG LLP, independent certified public accountants. The data as of and for the three months ended March 31, 2003 and 2002 are unaudited, but include, in the opinion of our management, all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of such data. The results of operations for the three months ended March 31, 2003 are not necessarily indicative of results to be expected for the entire year or any other period.

	Years Ended December 31,					Three Months Ended March 31,
	2002	2001	2000	1999	1998	2003	2002
						(unaudited)
	(In thousands, except subscriber and share amounts)
Consolidated Statements of Operations Data:
Revenue:
Subscriber revenue(1)	$16,828	$246	$—	$—	$—	$11,885	$1,389
Equipment revenue(1)	757	—	—	—	—	592	—
Net ad sales revenue	2,333	251	—	—	—	448	391
Royalties & other	263	36	—	—	—	127	5

Total revenue	20,181	533	—	—	—	13,052	1,785

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties(1)	12,456	1,708	—	—	—	3,883	612
Cost of equipment	1,679	—	—	—	—	1,113	—
Ad sales(1)	1,870	2,243	1,232	356	369	437	167
Customer care & billing operations	15,627	5,720	699	—	—	4,842	2,487
Satellite & terrestrial	44,818	62,641	8,104	1,536	203	12,571	10,478
Broadcast & operations	19,851	21,041	19,570	5,449	1,782	5,332	4,223
Programming & content	25,379	17,649	4,025	965	642	4,787	6,024

Cost of revenue	121,680	111,002	33,630	8,306	2,996	32,965	23,991
Research & development (excludes depreciation & amortization, shown below)	10,843	13,689	11,948	6,510	7,311	2,467	2,324
General & administrative (excludes depreciation & amortization, shown below)	26,448	21,168	17,312	11,534	4,869	9,019	5,015
Marketing (excludes depreciation & amortization, shown below)(1)	169,941	93,620	13,016	2,829	960	35,611	46,330
Impairment of goodwill	11,461	—	—	—	—	—	—
Depreciation & amortization	118,588	42,660	3,573	1,512	57	39,760	22,486

Total operating expenses	458,961	282,139	79,479	30,691	16,193	119,822	100,146

Operating Loss	(438,780)	(281,606)	(79,479)	(30,691)	(16,193)	(106,770)	(98,361)

Other income (expense)
Interest income	$5,111	$15,198	$27,606	$2,915	$26	$552	$1,658
Interest expense	(63,573)	(18,131)	—	(9,120)	—	(23,799)	(15,999)
Other income (expense)	2,230	160	—	—	—	3,735	452

Net loss	(495,012)	(284,379)	(51,873)	(36,896)	(16,167)	(126,282)	(112,250)
8.25% Series B preferred stock dividend requirement	(3,766)	(3,766)	(5,935)	—	—	(877)	(941)
8.25% Series C preferred stock dividend requirement	(17,093)	(19,387)	(9,277)	—	—	(4,125)	(4,555)
Series B preferred stock (deemed dividend)/conversion gain	—	—	(11,211)	—	—	7,273	—
Series C preferred stock beneficial conversion feature	—	—	(123,042)	—	—	—	—

Net loss attributable to common stockholders	$(515,871)	$(307,532)	$(201,338)	$(36,896)	$(16,167)	$(124,011)	$(117,746)

Net loss per share:
Basic and diluted	$(5.95)	$(5.13)	$(4.15)	$(2.40)	$(2.42)	$(1.26)	$(1.56)

Weighted average shares used in computing net loss per share — basic and diluted	86,735,257	59,920,196	48,508,042	15,344,102	6,689,250	98,654,290	75,241,684

Other data
EBITDA(2)	$(317,962)	$(238,786)	$(75,906)	$(29,179)	$(16,136)	$(63,275)	$(75,423)
Cash flow from operating activities	(294,289)	(203,048)	(37,447)	(16,785)	(1,301)	(90,080)	(111,359)
Cash flow from investing activities	(7,037)	(221,361)	(559,401)	(234,412)	(43,912)	25,553	(18,239)
Cash flow from financing activities	151,646	382,003	771,053	301,585	45,522	225,201	(603)
XM subscriptions (end of period)(3)	347,159	27,733	—	—	—	483,075	76,242

	December 31,
						As of March 31, 2003
	2002	2001	2000	1999	1998
						(unaudited)
	(In thousands)
Consolidated Balance Sheets Data:
Cash, cash equivalents and short-term investments	$42,815	$210,852	$224,903	$120,170	$310	$193,492
Restricted investments	29,742	72,759	161,166	—	—	11,999
System under construction.	55,016	55,056	674,796	229,940	78,998	55,016
Property and equipment, net	847,936	922,149	50,052	2,551	1,146	810,030
Goodwill, net	—	11,461	12,376	13,294	—	—
DARS license and other intangibles, net	153,732	155,207	151,845	144,504	90,031	150,579
Total assets	1,160,280	1,456,203	1,293,218	515,189	170,485	1,374,118
Total long-term debt, net of current portion	412,540	411,520	262,665	212	140,332	568,384
Total liabilities	567,969	529,552	337,266	30,172	177,668	697,268
Stockholders' equity (deficit)	592,311	926,651	955,952	485,017	(7,183)	676,850

(1)
Certain 2002, 2001, 2000, 1999 and 1998 amounts have been reclassified to conform to the March 31, 2003 presentation, including the reclassification of equipment revenue, ad sales expense and certain revenue share payments to cost of revenue.
(2)
Net loss before interest income, interest expense, depreciation and amortization is commonly referred to in our business as "EBITDA." EBITDA is not a measure of financial performance under generally accepted accounting principles. We believe EBITDA is often a useful a measure of a company's operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

	Years Ended December 31,					Three Months Ended March 31,
	2002	2001	2000	1999	1998	2003	2002
	(In thousands)
Reconciliation of Net Loss to EBITDA:
Net loss as reported	$(495,012)	$(284,379)	$(51,873)	$(36,896)	$(16,167)	$(126,282)	$(112,250)
Add back non-EBITDA items included in net loss:
Interest income	(5,111)	(15,198)	(27,606)	(2,915)	(26)	(552)	(1,658)
Interest expense	63,573	18,131	—	9,120	—	23,799	15,999
Depreciation & amortization	118,588	42,660	3,573	1,512	57	39,760	22,486

EBITDA	$(317,962)	$(238,786)	$(75,906)	$(29,179)	$(16,136)	$(63,275)	$(75,423)

(3)
We consider subscribers to be those who are receiving and have agreed to pay for our service, either by credit card or by invoice, including those that are currently in promotional periods, and are not 60 days or more overdue.

XM Satellite Radio Inc. and Subsidiaries

        In considering the following selected consolidated financial data, you should also read our consolidated financial statements and notes thereto which are incorporated by reference into this prospectus. The consolidated statements of operations data for the five-year period ended December 31, 2002 and the consolidated balance sheets data as of December 31, 2002, 2001, 2000, 1999 and 1998 are derived from our consolidated financial statements. These statements have been audited by KPMG LLP, independent certified public accountants. The data as of and for the three months ended March 31, 2003 and 2002 are unaudited, but include, in the opinion of our management, all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of such data. The results of operations for the three months ended March 31, 2003 are not necessarily indicative of results to be expected for the entire year or any other period.

	Years Ended December 31,					Three Months Ended March 31,
	2002	2001	2000	1999	1998	2003	2002
	(In thousands, except subscriber amounts)					(unaudited)
Consolidated Statements of Operations Data:
Revenue:
Subscriber revenue(1)	$16,828	$246	$—	$—	$—	$11,885	$1,389
Equipment revenue(1)	757	—	—	—	—	592	—
Net ad sales revenue	2,333	251	—	—	—	448	391
Royalties & other	263	36	—	—	—	127	5

Total revenue	20,181	533	—	—	—	13,052	1,785

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties(1)	12,456	1,708	—	—	—	3,883	612
Cost of equipment	1,679	—	—	—	—	1,113	—
Ad sales(1)	1,820	2,243	1,232	356	369	437	167
Customer care & billing	15,627	5,720	699	—	—	4,842	2,487
Satellite & terrestrial	44,818	62,641	8,104	1,536	203	12,571	10,478
Broadcast & operations	23,950	22,488	19,570	5,449	1,782	6,504	5,409
Programming & content	25,379	17,649	4,025	965	642	4,787	6,024

Cost of revenue	125,779	112,449	33,630	8,306	2,996	34,137	25,177
Research & development (excludes depreciation & amortization, shown below)	10,843	13,689	11,948	6,510	7,311	2,467	2,324
General & administrative (excludes depreciation & amortization, shown below)	27,777	20,908	16,960	11,513	4,869	8,805	5,323
Marketing (excludes depreciation & amortization, shown below)(1)	169,941	93,620	13,016	2,829	960	35,611	46,330
Impairment of goodwill	11,461	—	—	—	—	—	—
Depreciation & amortization	117,202	42,180	3,573	1,512	57	39,414	22,140

Total operating expenses	463,003	282,846	79,127	30,670	16,193	120,434	101,294

Operating Loss	(442,822)	(282,313)	(79,127)	(30,670)	(16,193)	(107,382)	(99,509)

Other income (expense)
Interest income	$2,621	$14,102	$27,200	$533	$26	$42	$960
Interest expense	(52,037)	(15,157)	—	(43)	—	(21,340)	(12,983)
Other income (expense)	653	(607)	—	—	—	(2,316)	(101)

Net loss	$(491,585)	$(283,975)	$(51,927)	$(30,180)	$(16,167)	$(130,996)	$(111,633)

Other data
EBITDA(2)	$(324,967)	$(240,740)	$(75,554)	$(29,158)	$(16,136)	$(70,284)	$(77,470)
Cash flow from operating activities	(282,042)	(209,690)	(37,516)	(18,186)	(9,365)	(85,950)	(103,175)
Cash flow from investing activities	(14,094)	(127,017)	(559,401)	(234,412)	(43,912)	15,625	21,375
Cash flow from financing activities	246,494	195,884	750,478	301,918	53,586	72,224	19,432
XM subscriptions (end of period)(3)	347,159	27,733	—	—	—	483,075	76,242

	December 31,
						As of March 31, 2003
	2002	2001	2000	1999	1998
						(unaudited)
	(In thousands)
Consolidated Balance Sheets Data:
Cash, cash equivalents and short-term investments	$6,726	$72,664	$203,191	$119,102	$310	$8,625
Restricted investments	26,687	70,734	161,166	—	—	8,889
System under construction.	18,558	18,597	645,939	201,082	65,303	18,558
Property and equipment, net	814,966	887,768	50,052	2,551	1,146	777,392
Goodwill, net	—	11,461	12,376	13,294	—	—
DARS license and other intangibles, net	153,732	155,207	151,845	144,504	90,031	150,579
Total assets	1,044,347	1,241,362	1,242,517	485,134	156,397	1,315,579
Total long-term debt, net of current portion	270,347	268,934	262,665	212	87	447,173
Total liabilities	429,821	385,908	337,107	30,030	28,941	580,532
Stockholder's equity	614,526	855,454	905,410	455,104	127,456	735,047

(1)
Certain 2002, 2001, 2000, 1999 and 1998 amounts have been reclassified to conform to the March 31, 2003 presentation, including the reclassification of equipment revenue, ad sales expense and certain revenue share payments to cost of revenue.

(2)
Net loss before interest income, interest expense, depreciation and amortization is commonly referred to in our business as "EBITDA." EBITDA is not a measure of financial performance under generally accepted accounting principles. We believe EBITDA is often a useful a measure of a company's operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

	Years Ended December 31,					Three Months Ended March 31
	2002	2001	2000	1999	1998	2003	2002
	(In thousands)
Reconciliation of Net Loss to EBITDA: Net loss as reported	$(491,585)	$(283,975)	$(51,927)	$(30,180)	$(16,167)	$(130,996)	$(111,633)
Add back non-EBITDA items included in net loss:
Interest income	(2,621)	(14,102)	(27,200)	(533)	(26)	(42)	(960)
Interest expense	52,037	15,157	—	43	—	21,340	12,983
Depreciation & amortization	117,202	42,180	3,573	1,512	57	39,414	22,140

EBITDA	$(324,967)	$(240,740)	$(75,554)	$(29,158)	$(16,136)	$(70,284)	$(77,470)

(3)
We consider subscribers to be those who are receiving and have agreed to pay for our service, either by credit card or by invoice, including those that are currently in promotional periods, and are not 60 days or more overdue.

DESCRIPTION OF EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions."

        The outstanding notes were, and the exchange notes (together as used in this Description of Exchange Notes, the "notes") will be, issued pursuant to an indenture (the "Indenture") dated as of June 17, 2003, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., as guarantor, and The Bank of New York, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The Security Agreements referred to under the caption "Security" define the terms of the security interests that will secure the notes.

        The following description is a summary of the material provisions of the indenture, the Security Agreements and the Intercreditor Agreements. It does not restate those agreements in their entirety. XM and Holdings urge you to read the indenture, the Security Agreements and the Intercreditor Agreements because they, and not this description, define your rights as holders of the notes. Copies of the indenture, the Security Agreements and the Intercreditor Agreements are available as set forth below under "Incorporation of Documents by Reference." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        As of the date of the indenture, all of XM's Subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below in the definition of "Unrestricted Subsidiary" under the subheading "—Certain Definitions," XM will be permitted to designate certain of XM's Subsidiaries as "Unrestricted Subsidiaries." XM's Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture.

Brief Description of Exchange Notes and Guarantee

        The notes:

  •
  are secured by a first priority security interest in substantially all of XM's assets, including the operating agreement between XM and XM's FCC license subsidiary, but excluding any interests in real property, subject to certain exceptions and Permitted Liens;

  •
  are secured by the same collateral on an equal and ratable basis with $553.0 million of existing indebtedness and certain additional future indebtedness, and in the case of the security interests in the stock of XM's FCC license subsidiary, with all such indebtedness as well as $22.8 million of additional notes;

  •
  are pari passu in right of payment to all of XM's existing and future senior Indebtedness;

  •
  are senior in right of payment to all of XM's existing and future subordinated Indebtedness;

  •
  will be structurally subordinated to XM's Subsidiaries' Indebtedness and other liabilities, and are structurally subordinated to XM Leasing's Guarantees of the items in paragraphs (1) to (3) of the definition of January 2003 Financing Transactions, of $553.0 million; and

  •
  are unconditionally guaranteed by Holdings (as Parent Guarantor) on a senior secured basis.

        The guarantee:

  •
  is an unconditional and irrevocable senior secured obligation of Holdings and any future Subsidiary Guarantors;

  •
  is secured by a first priority security interest in substantially all of the assets of Holdings but excluding any interests in real property, subject to certain exceptions and Permitted Liens;

  •
  is secured by the same collateral on an equal and ratable basis with $553.0 million of existing indebtedness and certain additional future indebtedness;

  •
  is pari passu in right of payment to all of Holdings' existing and future senior Indebtedness; and

  •
  is senior in right of payment to all of Holdings' existing and future subordinated Indebtedness.

Principal, Maturity and Interest

        XM has issued outstanding notes with an aggregate principal amount of $175,000,000 and will issue up to an equal aggregate principal amount of exchange notes pursuant to this exchange offer. XM may issue additional notes under the indenture from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. XM will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 15, 2010.

        Interest on the notes accrues at the rate of 12% per annum. Interest will accrue from the date of issuance or, if interest has already been paid, from the date it was most recently paid. Interest is payable semi-annually in arrears on December 15 and June 15, commencing on December 15, 2003. XM will make each interest payment to the holders of record on the immediately preceding December 1 and June 1. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder owning $1.0 million or more in aggregate principal amount of the notes has given wire transfer instructions to XM, XM will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless XM elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. XM may change the paying agent or registrar without prior notice to the holders, and XM or any of XM's Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and XM may require a holder to pay any taxes and fees required by law or permitted by the indenture. XM is not required to transfer or exchange any note selected for redemption. Also, XM is not required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes.

Parent Guarantee

        The notes are jointly and severally, irrevocably and unconditionally guaranteed on a senior secured basis by Holdings.

Security

        Except for the Excluded Assets, the notes and the Indenture Guarantee are secured by a first priority security interest (on a shared basis with $575.9 million of existing indebtedness as of March 31, 2003 and any additional secured financing of Pari Passu Indebtedness ("Additional Indebtedness") that XM is permitted to incur as set forth in "Certain Covenants—Incurrence of Indebtedness" and "—Liens"), subject to Permitted Liens, in substantially all of the assets of XM and Holdings, including the following assets (to the extent they do not constitute Excluded Assets):

  •
  U.S. registered trademarks, patents and copyrights,

  •
  intellectual property license agreements,

  •
  equipment, inventory and other personal property,

  •
  accounts and general intangibles, including contract rights and the operating agreement between XM and FCC License Subsidiary,

  •
  deposit accounts and securities accounts, and

  •
  the capital stock of each of XM's Restricted Subsidiaries (however, unlike the rest of the Collateral, the stock of FCC License Subsidiary will secure the existing notes in addition to the other obligations secured by the other Collateral) (collectively, "Collateral").

        "Excluded Assets" include, among other things, (i) any licenses issued by the FCC to the extent that the licenses cannot be subject to security interests, (ii) assets securing purchase money obligations or Capital Lease Obligations permitted to be incurred under the indenture, (iii) any assets, agreements, leases, permits or licenses or other assets or property that are not permitted to be subjected to a Lien without the consent of third parties, whether pursuant to applicable law or existing agreements, to the extent that such consent is not obtained, (iv) a certain spare satellite bus and related assets, and (v) the capital stock of controlled foreign corporations (as defined in the IRS Internal Revenue Code of 1986, as amended) in excess of 65% of the voting rights of such corporations. The Collateral will not include any interests in real property, whether owned or leased by XM or Holdings.

        The Trustee on behalf of the holders of the notes acceded to the FCC License Subsidiary Pledge Agreement pursuant to which XM provides a pledge of the Capital Stock of FCC License Subsidiary to the Collateral Agent for the benefit of the notes, $575.9 million of other indebtedness as of March 31, 2003 and any future Additional Indebtedness. In addition, the Trustee on behalf of the holders of the notes acceded to the General Security Agreement pursuant to which XM and Holdings provide security interests in substantially all of the other Collateral to the Collateral Agent for the benefit of the holders of the notes, $553.0 million of other indebtedness as of March 31, 2003 and any future Additional Indebtedness.

        The notes do not have the benefit of any security interest in the assets of subsidiaries of XM or Holdings (other than XM). In addition, the notes do not have the benefit of any Guarantees from those subsidiaries.

        So long as no Event of Default or a default under the other secured obligations shall have occurred and be continuing, and subject to certain terms and conditions, XM and Holdings are entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the Security Agreements and to remain in possession and retain exclusive control of the Collateral (other than as set forth in the Security Agreements), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. Upon the occurrence and during the continuance of an Event of Default or a default under the other secured obligations, subject to the provisions of the Intercreditor Agreements:

  (1)
  all of the rights of XM and Holdings to exercise voting or other consensual rights with respect to all Capital Stock included in the Collateral shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; and

  (2)
  the Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of the Security Agreements.

        In the case of an Event of Default or a default under the other secured obligations, the Collateral Agent will only be permitted, except for certain emergency actions, to exercise remedies and sell the Collateral under either Security Agreement at the direction of the holders of a majority of the indebtedness secured by such Security Agreement. See "—Intercreditor Agreements". If such remedies are exercised by the Collateral Agent, the proceeds from the sale of the Collateral will be applied to all of the indebtedness secured by such Collateral (not just the notes), and may not be sufficient to satisfy our obligations under the notes and the other indebtedness secured by the Collateral in full. See "Risk Factors—The security for your notes and other remedies will be shared with other debtholders."

        Upon the full and final payment and performance of all our Obligations under the indenture and the notes, and the security interest for the benefit of the trustee and the noteholders will terminate, and the interest of the trustee and the noteholders in the Collateral will be released. Prior to such time, the Collateral may also be released in connection with asset sales that are permitted under the indenture.

Perfection and Non-Perfection of Security Interests in Collateral

        The security interests created by the Security Agreements have not been and will not be perfected with respect to certain items of Collateral. Specifically, XM and Holdings are not required under the Security Agreements to take actions to perfect the security interests in the Collateral other than by filing a financing statement in the jurisdiction of organization of XM and Holdings, delivering possession of certificated Capital Stock of subsidiaries to the Collateral Agent, and making filings with the United States Patent and Trademark Office and the United States Copyright Office. To the extent that such actions are not sufficient to perfect a security interest in certain items of Collateral (as will be the case, for example, for Collateral consisting of deposit accounts and securities accounts, and may also be the case for certain investment property and equipment, including satellites in orbit and equipment affixed to real property so as to constitute fixtures), the Collateral Agent's rights are equal to the rights of XM and Holdings general unsecured creditors (as applicable) in the event of a bankruptcy. Outside of bankruptcy, the security interests of certain other lienholders, such as judgment creditors and any creditors who obtain a perfected security interest in any items of Collateral in which the Collateral Agent's security interest is unperfected, would take priority over Collateral Agent's security interest in such items of Collateral. Accordingly, while XM has agreed not to grant additional security interests in the Collateral (other than security interests constituting Permitted Liens), there can be no assurance that the assets in which the Collateral Agent's security interest is unperfected will be available upon the occurrence of an Event of Default or a default under the other secured obligations to satisfy the Obligations under the notes. In addition, certain assets may be subject to existing perfected Permitted Liens that would take priority over any liens granted in such assets under the Security Agreements.

Certain Limitations on the Collateral

        There can be no assurance that the proceeds of any sale of Collateral following an Event of Default or a default under the other secured obligations with respect to the notes would be sufficient to satisfy, or would not be substantially less than, amounts due on the notes and the other obligations secured by the Collateral. See "Risk Factors—The security for your notes and other remedies will be shared with other debtholders."

        With respect to some of the Collateral, the Collateral Agent's security interest and ability to foreclose also will be limited by the need to meet certain requirements, such as obtaining third party consents and making additional filings. If XM or Holdings (as applicable) are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the Collateral or any recovery with respect thereto. In particular, the Collateral Agent under the Security Agreements is not entitled to exercise any rights with respect to the Collateral upon the occurrence of an Event of Default or a default under the other secured obligations if such action would constitute or result in any assignment of FCC License Subsidiary's FCC license or any Change of Control (whether as a matter of law or fact) of XM or FCC License Subsidiary unless the prior approval of the FCC is first obtained. XM cannot assure you that any such required FCC approval can be obtained on a timely basis, or at all. These requirements may limit the number of potential bidders for certain Collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the Collateral. Therefore, the practical value of realizing on the Collateral may, without the appropriate consents and filings, be limited.

        No appraisals of any of the Collateral have been prepared by or on behalf of XM in connection with this offering. The value of the Collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. There also can be no assurance that the Collateral will be saleable and, even if saleable, the timing of its liquidation is uncertain.

        The Collateral does not include any interests in real property or any assets that constitute Excluded Assets. In addition, to the extent that Liens, rights and easements granted to third parties encumber real property owned or leased by XM or Holdings on which Collateral is located, such third parties have or may exercise rights and remedies with respect to such real property that could adversely affect the value of the Collateral located at such site and the ability of the Collateral Agent to realize or foreclose on Collateral at such site.

        Accordingly, there can be no assurance that the proceeds of any sale of the Collateral pursuant to the indenture, the Intercreditor Agreements and the Security Agreements following an Event of Default or a default under the other secured obligations would be sufficient to satisfy, or would not be substantially less than, amounts due on the notes and the other indebtedness secured by the Collateral. If the proceeds of any sale of the Collateral were not sufficient to repay all amounts due on the notes and the other indebtedness secured by the Collateral, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of XM and Holdings.

Intercreditor Agreements

        The trustee for the notes acceded to the General Security Intercreditor Agreement and the FCC License Subsidiary Pledge Intercreditor Agreement. The holders of an additional $575.9 million of indebtedness are also parties to the FCC License Subsidiary Pledge Intercreditor Agreement. Such intercreditor agreements provide for the appointment of the Collateral Agent to act on behalf of such parties under the General Security Agreement or the FCC License Subsidiary Pledge Agreement, as applicable, and establish the terms and conditions under which the Collateral Agent may exercise remedies against the Collateral under such agreements. Proceeds from any liquidation of Collateral are required under each Intercreditor Agreement to be applied: (i) first, to pay amounts owing to the Collateral Agent, (ii) second, to reimburse the parties secured by such collateral for any indemnification amounts paid to the Collateral Agent, (iii) third, to the payment of accrued and unpaid interest on the indebtedness secured by such Collateral, (iv) fourth, to the payment of all amounts of principal (or, if applicable, unpaid accreted value) in respect of the Indebtedness secured by such Collateral, (v) fifth, to all other amounts then owing in respect of the indebtedness secured by such Collateral, and (iv) sixth, the balance, if any, to XM or such other persons as are entitled thereto. All applications of proceeds pursuant to clauses (ii) though (v) above are required to be allocated among the secured parties on a pro rata basis according to the principal (or, if applicable, accreted value), interest and other amounts owing in respect of the indebtedness secured by the Collateral at the time of the distribution.

        If an Event of Default or a default under the other secured obligations occurs under the indenture and the holders of the majority in principal amount of the notes instruct the trustee to direct the Collateral Agent to foreclose on the Collateral, the trustee will notify the Collateral Agent of such event. The Collateral Agent will in turn notify the other parties to the Intercreditor Agreements of such event and will request instructions with respect to any actions to be taken under the Security Agreements. If the unpaid principal amount of the notes represents more than 50% of the aggregate principal amount of indebtedness secured by a Security Agreement, then the Collateral Agent will foreclose on the Collateral subject to such Security Agreement at the direction of the trustee. In the case where the unpaid principal amount of the notes does not represent more than 50% of the aggregate principal amount of the indebtedness secured by a Security Agreement, the Collateral Agent will only foreclose on the Collateral subject to such Security Agreement if other parties to the Intercreditor Agreement relating to such Security Agreement that, together with the trustee, represent more than 50% of the aggregate principal amount of the indebtedness secured by such Security Agreement, also instruct the Collateral Agent to take such action. XM and Holdings cannot assure you that any other parties will instruct the Collateral Agent to foreclose on the Collateral when requested by the trustee. As a result, the trustee and the holders may be precluded from realizing on the Collateral at the time that an Event of Default or a default under the other secured obligations occurs under the indenture.

Certain Bankruptcy Limitations

        The right of the trustee to take possession and dispose of the Collateral upon the occurrence of an Event of Default or a default under the other secured obligations is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against XM and Holdings prior to the trustee having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments; provided, that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

        Furthermore, in the event a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on the notes and the other Obligations secured by such Collateral, the holders of the notes and such other Obligations would hold secured claims to the extent of the value of the Collateral, and would hold unsecured claims with respect to any shortfall. Applicable Federal bankruptcy laws do not permit the payment and/or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if XM or Holdings were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain pre-petition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Optional Redemption

        At any time prior to June 15, 2006, XM may on any one or more occasions redeem an amount of the aggregate principal amount of notes issued under the indenture at a redemption price of 112% of the principal amount thereof, plus accrued and unpaid interest, and liquidated damages if any, to the redemption date, with the net cash proceeds of one or more equity offerings by XM or any parent corporation of XM, the net proceeds of which are contributed to XM's common equity (other than an offering of Disqualified Stock); provided that:

  (1)
  at least $100.0 million in the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by XM and XM's Subsidiaries); and

  (2)
  the redemption must occur within 90 days of the date of the closing of such equity offering.

        Except pursuant to the preceding paragraph, XM will not have the option to redeem the notes prior to June 15, 2007.

        On and after June 15, 2007 XM will have the option to redeem all or a part of the notes upon not less than 10 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, and liquidated damages if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2007	106%
2008	103%
2009 and thereafter	100%

Mandatory Redemption

        XM is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

    Change of Control

        If a Change of Control occurs, XM will make an offer (a "Change of Control Offer") to each holder of notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, XM will offer a Change of Control payment in cash equal to 101% of the principal amount (plus accrued and unpaid interest, and liquidated damages if any) thereon to the date of purchase. Within 30 days following any Change of Control, XM will mail a notice to each holder stating that a Change of Control Offer is being made, the purchase price, the Change of Control payment date, which date shall be no earlier than 30 days and no later than 60 calendar days from the date such notice is mailed, and other information regarding the Change of Control Offer required by the indenture. XM will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, XM will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control payment date, XM will, to the extent lawful:

  (1)
  accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control payment in respect of all notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions thereof being purchased by XM.

        The paying agent will promptly mail to each holder of notes so tendered the Change of Control payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a exchange note equal in principal amount to any unpurchased portion of the notes surrendered by such holder, if any; provided that each such exchange note will be in a principal amount of $1,000 or an integral multiple thereof.

        XM will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control payment date.

        Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that XM repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        XM will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by XM and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of XM and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require XM to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of XM and its Subsidiaries taken as a whole to another person or group may be uncertain.

    Asset Sales

        XM will not, and will not permit any of XM's Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  XM (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  such fair market value is determined by XM's Board of Directors (whose good faith determination shall be conclusive) and evidenced by a Board Resolution set forth in an officers' certificate delivered to the trustee; and

  (3)
  at least 75% of the consideration received therefor by XM or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

  (a)
  any liabilities (as shown on XM's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of XM or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases XM or such Restricted Subsidiary from further liability; and

  (b)
  any securities, notes or other obligations received by XM or any such Restricted Subsidiary from such transferee that are converted by XM or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 30 days of the receipt thereof.

        Any Restricted Payment that is permitted under "Certain Covenants—Restricted Payments" will not be deemed to be an Asset Sale.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, XM may:

  (x)
  apply such Net Proceeds from such Asset Sale, at its option:

  (1)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, or Voting Stock of a Restricted Subsidiary engaged in a Permitted Business (other than any such Voting Stock owned or held by a Restricted Subsidiary);

  (2)
  to make a capital expenditure; or

  (3)
  to acquire other assets that are used or useful in a Permitted Business that have an expected useful life of one year or longer;

  (y)
  enter into a legally binding agreement to apply such Net Proceeds as described in the preceding clause (x) within six months after such agreement is entered into and apply such Net Proceeds in accordance with the terms of such agreement or the provisions of clause (x) above; provided that if such agreement terminates XM shall have until the earlier of (i) 90 days after the date of such termination and (ii) six months after the date of the Asset Sale resulting in such Net Proceeds to effect such an application; or

  (z)
  permanently repay (and reduce the commitments with respect to) Pari Passu Indebtedness.

        Pending the final application of any such Net Proceeds, XM may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from such Asset Sale that are not finally applied or invested as provided in the first sentence of the preceding paragraph will constitute "Excess Proceeds." Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, XM will commence an Asset Sale Offer to all holders of notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount (or, if applicable, accreted value) of notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount (or accreted value, if applicable, of such other Indebtedness plus accrued and unpaid interest, and liquidated damages if any) to the date of closing of the offer. If any Excess Proceeds remain after consummation of an Asset Sale Offer, XM may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and principal amount (or, if applicable, accreted value) of such other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and principal amount (or, if applicable, accreted value) of such other Pari Passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        XM will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, XM will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

        The agreements governing XM's other Indebtedness contain, or may in the future contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the holders of notes of their right to require XM to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not. Finally, XM's ability to pay cash to the holders of notes upon a repurchase may be limited by XM's then existing financial resources. See "Risk Factors—We may not have the ability to fund a change of control offer if required by the indenture."

Selection and Notice

        If less than all of the notes are to be redeemed or purchased in an offer to purchase at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the trustee considers fair and appropriate.

        Notes and portions of notes selected will be in amounts of $1,000 or whole multiples of $1,000, except that if all notes of a holder are to be redeemed, the entire amount of notes held by such holder, even if not a multiple of $1,000, will be redeemed. Notices of redemption shall be mailed by first class mail at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. An exchange note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption at the redemption price. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

    Restricted Payments

        XM will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of XM's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving XM) or to the direct or indirect holders of XM's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of XM and cash in lieu of fractional interests not to exceed 1% of the Equity Interests distributed or paid);

  (2)
  other than pursuant to a Parent Company Merger, purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving XM) any Equity Interests of XM (other than any such Equity Interests owned by XM or any of XM's Restricted Subsidiaries) or any Affiliate of XM (other than any of XM's Restricted Subsidiaries);

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the notes except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

  (2)
  XM would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Consolidated Indebtedness to Adjusted Consolidated Operating Cash Flow ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness;" and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by XM and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  the difference between (i) the Cumulative Available Cash Flow determined at the time of such Restricted Payment and (ii) 150% of XM's cumulative Consolidated Interest Expense determined for the period commencing on January 29, 2003 and ending on the last day of the latest fiscal quarter for which XM's consolidated financial statements are available preceding the date of such Restricted Payment, plus

  (b)
  100% of the aggregate net cash proceeds received by XM commencing on January 29, 2003 as a contribution to its common equity capital or from the issue or sale of XM's Equity Interests (other than Disqualified Stock) or of contributions to the equity capital of XM by Holdings or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of XM that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of XM) or the fair market value of the consideration (if other than cash) from the issue or sale of Equity Interests (other than Disqualified Stock) of XM or of actual or deemed capital contributions to the common equity capital of XM by Holdings from the issuance of Equity Interests of Holdings in exchange for the retirement of Pari Passu Indebtedness of XM since January 29, 2003, plus

  (c)
  to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the fair market value of XM's Investment in such Subsidiary as of the date of such redesignation and (ii) such fair market value immediately prior to the time such Subsidiary was designated as an Unrestricted Subsidiary; plus

    (d)
    to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, minus

    (e)
    the aggregate principal amount of Indebtedness then outstanding which was incurred pursuant to clause (1)(b) of the definition of "Permitted Debt" set forth below under the caption "—Incurrence of Indebtedness."

        The preceding provisions will not prohibit, so long as no Default has occurred and is continuing or would be caused thereby:

  (1)
  the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture, and such payment will be deemed to have been paid on the date of declaration for purposes of the calculation in the foregoing paragraph;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any of subordinated Indebtedness of XM or of any of XM's Equity Interests in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of XM) of, XM's Equity Interests (other than Disqualified Stock) and cash payments in lieu of fractional interests not to exceed 1% of the Equity Interests so redeemed, repurchased, retired, defeased or otherwise acquired; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of XM in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary of XM) of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend by a Restricted Subsidiary of XM to the holders of XM's common Equity Interests on a pro rata basis;

  (5)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of XM or any Restricted Subsidiary of XM held by any member of XM's (or any of XM's Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period;

  (6)
  the purchase of any subordinated Indebtedness at a purchase price not greater than 100% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, following an Asset Sale in accordance with provisions similar to those contained in the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales"; provided, however, that prior to making any such purchase XM has made the Excess Proceeds Offer as provided in such covenant with respect to the notes and has purchased all notes validly tendered for payment in connection with such Excess Proceeds Offer;

  (7)
  making payments to dissenting shareholders pursuant to applicable law in connection with a consolidation or merger of XM made in compliance with the provisions of the indenture;

  (8)
  Restricted Investments in an amount equal to 100% of Total Incremental Equity since the date of the indenture determined as of the date any such Restricted Investment is made, less the aggregate principal amount of Indebtedness then outstanding which was incurred pursuant to clause (1)(b) of the definition of "Permitted Debt" set forth below under the caption "—Incurrence of Indebtedness;"

  (9)
  the purchase of (a) any subordinated Indebtedness of XM at a purchase price not greater than 101% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, in the event of a Change of Control in accordance with provisions similar to those of the covenant described under the caption "Repurchase at the Option of Holders—Change of Control" or (b) any Preferred Stock of XM at a purchase price not greater than 101% of the liquidation preference thereof, together with accrued dividends, if any, in the event of a Change of Control in accordance with provisions similar to those of the covenant described under the caption "Repurchase at the Option of Holders—Change of Control"; provided, however, that, in each case, prior to such purchase XM has made the Change of Control Offer as provided in the indenture with respect to the notes and has purchased all notes validly tendered for payment in connection with such Change of Control Offer;

  (10)
  the payment of dividends to Holdings the proceeds of which are used to satisfy ordinary course administrative expenses of Holdings, but in no event to exceed $1.0 million in any given fiscal year;

  (11)
  for so long as Holdings files consolidated income tax returns which include XM, the payment of any dividend required pursuant to the Tax Sharing Agreement between XM and Holdings, as such is in effect on the date of the indenture; provided that any such payment made by XM to Holdings from time to time shall not exceed the net amount of the relevant (estimated or final, as the case may be) tax liability that Holdings actually owes to the appropriate taxing authority at such time;); and

  (12)
  any payments required by Section 9.7(b) of the note purchase agreement providing for the sale and issuance of the notes referred to in clause (3) of the definition of "January 2003 Financing Transactions."

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by XM or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose good faith resolution with respect thereto shall be conclusive and shall be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $20.0 million. Not later than the date of making any Restricted Payment, XM shall deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

    Incurrence of Indebtedness

        XM will not, and will not permit any of XM's Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and XM will not issue any Disqualified Stock; provided, however, that XM may incur Indebtedness or issue Disqualified Stock and a Subsidiary Guarantor may incur Acquired Debt if the ratio of Total Consolidated Indebtedness to Adjusted Consolidated Operating Cash Flow for XM's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at less than or equal to 6.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by XM or any Subsidiary Guarantor of Pari Passu Indebtedness or Satellite Vendor Indebtedness in an aggregate principal amount (including the aggregate principal amount of all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1)), which does not exceed (a) $500 million plus (b) the amount equal to 125% of Total Incremental Equity as of the date of such incurrence;

  (2)
  unsecured subordinated Indebtedness or Disqualified Stock of XM incurred to finance the construction, expansion, development or acquisition of music libraries and other recorded music programming, furniture, fixtures and equipment (including satellites, ground stations and related equipment) if such subordinated Indebtedness or Disqualified Stock, as applicable, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the notes and has a final Stated Maturity of principal later than the Stated Maturity of principal of the notes;

  (3)
  unsecured subordinated Indebtedness or Disqualified Stock of XM in an aggregate principal amount (or liquidation preference, as applicable) (including the aggregate principal amount (or liquidation preference, as applicable) of all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock, as applicable, incurred pursuant to this clause (3)) at any time outstanding not to exceed the product of (a) $100.00 and (b) the number of Subscribers at such time if such subordinated Indebtedness or Disqualified Stock, as applicable, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the notes and has a final Stated Maturity of principal later than the Stated Maturity of principal of the notes;

  (4)
  the incurrence by XM and Restricted Subsidiaries of the Existing Indebtedness and the incurrence by XM and XM's Restricted Subsidiaries of Indebtedness pursuant to the January 2003 Financing Transactions;

  (5)
  the incurrence by XM and any Subsidiary Guarantors of Indebtedness represented by the notes and any Subsidiary Guarantees thereof and the exchange notes and any Subsidiary Guarantees thereof to be issued pursuant to the registration rights agreement;

  (6)
  the incurrence by XM or any Restricted Subsidiaries (other than XM Leasing) of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of property, plant or equipment used in the business of XM or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6), not to exceed $30.0 million at any time outstanding;

  (7)
  the incurrence by XM or any Subsidiary Guarantors, or Restricted Subsidiaries as applicable, of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (1), (2), (3), (4), (5), (6), (7), (12), (13) or (14) of this paragraph;

  (8)
  the incurrence by XM or any Restricted Subsidiaries (other than XM Leasing) of intercompany Indebtedness between or among XM and any Restricted Subsidiaries; provided, however, that:

  (a)
  if XM is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than XM or a Restricted Subsidiary thereof (other than XM Leasing) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either XM or a Restricted Subsidiary (other than XM Leasing) thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by XM or such Restricted Subsidiary (other than XM Leasing), as the case may be, that was not permitted by this clause (8);

  (9)
  the incurrence by XM of Hedging Obligations that are incurred for the purpose of fixing or hedging (x) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this indenture to be outstanding or (y) fluctuation in currency values;

  (10)
  the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant;

  (11)
  the incurrence by XM of additional Indebtedness (including Acquired Debt) or Disqualified Stock in an aggregate principal amount (or liquidation preference or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (11), not to exceed $30.0 million;

  (12)
  Indebtedness the proceeds of which are utilized solely to finance working capital in an aggregate principal amount not to exceed the lesser of (a) $50.0 million and (b) 80% of Qualified Receivables;

  (13)
  from and after any Parent Company Merger, Indebtedness of Holdings in existence on the date of the indenture;

  (14)
  any Qualified Sale and Leaseback Transaction; and

  (15)
  any Indebtedness of XM Leasing when taken together with all amounts permitted by Clause (14) of the definition of "Permitted Investments" not exceeding $5.0 million outstanding at any time.

        XM will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of XM's unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of XM shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of XM solely by virtue of being unsecured.

        For purposes of determining compliance with this "Incurrence of Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, XM will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this covenant.

    Liens

        XM will not, and will not permit any of XM's Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        XM will not, and will not permit any of XM's Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to XM or any of XM's Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to XM or any of XM's Restricted Subsidiaries;

  (2)
  make loans or advances to XM or any of XM's Restricted Subsidiaries;

  (3)
  transfer any of its properties or assets to XM or any of XM's Restricted Subsidiaries; or

  (4)
  guarantee any Indebtedness of XM or any of XM's Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  Existing Indebtedness as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the indenture;

  (2)
  the indenture and the notes;

  (3)
  applicable law;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by XM or any of XM's Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (5)
  customary non-assignment provisions in leases or contracts or real property mortgages or related documents entered into in the ordinary course of business and consistent with past practices;

  (6)
  purchase money obligations, Capital Lease Obligations or mortgage financings that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

  (10)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

  (11)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

    Merger, Consolidation or Sale of Assets

        XM will not, directly or indirectly, consolidate or merge with or into (whether or not XM is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of XM and XM's Restricted Subsidiaries taken as a whole, in one or more related transactions to, another Person unless:

  (1)
  XM is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than XM) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than XM) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of XM under the notes, the indenture, the Intercreditor Agreements and the Security Agreements pursuant to agreements in a form reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  XM or the Person formed by or surviving any such consolidation or merger (if other than XM), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of XM immediately preceding the transaction.

        In addition, XM will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a consolidation, merger, sale, assignment, transfer, conveyance or other disposition of properties or assets between or among (1) XM and any of XM's Wholly Owned Restricted Subsidiaries or (2) XM and Holdings.

    Transactions with Affiliates

        XM will not, and will not permit any of XM's Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to XM or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by XM or such Restricted Subsidiary with an unrelated Person; and

  (2)
  XM delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and, if an opinion meeting the requirements set forth in clause (b) below has not been obtained, that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors who have no direct financial interest in such Affiliate Transaction (other than as a stockholder of XM or Holdings); and

  (b)
  with respect to (x) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, or (y) an Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million where none of the members of the Board of Directors qualify as having no direct financial interest in such Affiliate Transaction (other than as a stockholder of XM or Holdings), an opinion as to the fairness to XM or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any transaction by XM or any Restricted Subsidiary with an Affiliate directly related to the purchase, sale or distribution of products in the ordinary course of business consistent with industry practice which has been approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction;

  (2)
  any employment agreement or arrangement or employee benefit plan entered into by XM or any of XM's Restricted Subsidiaries in the ordinary course of business of XM or such Restricted Subsidiary;

  (3)
  transactions between or among XM and/or XM's Restricted Subsidiaries;

  (4)
  payment of reasonable directors fees and provisions of customary indemnification to directors, officers and employees of XM and XM's Restricted Subsidiaries;

  (5)
  sales of Equity Interests (other than Disqualified Stock) to Affiliates of ours;

  (6)
  Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments" and under clauses (8) and (9) of the definition of "Permitted Investments";

  (7)
  transactions pursuant to the Tax Sharing Agreement;

  (8)
  contractual arrangements existing on the date of the indenture, and any renewals, extensions, implementations or modifications thereof that are not materially adverse to the holders;

  (9)
  the January 2003 Financing Transactions; and

  (10)
  the Parent Company Merger.

    Sale and Leaseback Transactions

        XM will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that XM and/or one or more Restricted Subsidiaries may enter into a sale and leaseback transaction if:

  (1)
  the lease is for a period, including renewal rights, of not in excess of five years;

  (2)
  the transaction is solely between Restricted Subsidiaries that are not Subsidiary Guarantors;

  (3)
  such transaction is entered into solely by XM or by XM and/or one or more Restricted Subsidiaries (other than XM Leasing) within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Proceeds received from such sale in accordance with the covenant described under the caption "Asset Sale"; or

  (4)
  such sale and leaseback transaction is a Qualified Sale and Leaseback Transaction.

    Insurance

        XM will obtain prior to the launch of each satellite and will maintain launch insurance with respect to each satellite launch covering the period from the launch to 180 days following the launch of each satellite in an amount equal to or greater than the sum of (1) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced, (2) the cost to launch a replacement satellite pursuant to the contract whereby a replacement satellite will be launched and (3) the cost of launch insurance for such replacement or, in the event that XM has reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, XM's best estimate of the cost of such comparable insurance (in each case such costs being determined as of the date such insurance is procured by the Board of Directors whose determination shall be conclusive and evidenced by a Board Resolution). Notwithstanding the foregoing, at any time when XM has two primary satellites in-orbit and fully functioning, XM will not be obligated to obtain insurance pursuant to this paragraph with respect to the launch of any satellite that XM does not intend to use as a replacement for one of the two primary satellites used by XM to provide the XM Radio Service.

        XM will maintain full in-orbit insurance with respect to each satellite it owns and launches in an amount at least equal to the sum of (1) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced (or such percentage of replacement value as is then reasonably obtainable in the insurance market at a commercially reasonable cost), (2) the cost to launch a replacement satellite pursuant to the contract pursuant to which a replacement satellite will be launched and (3) the cost of launch insurance for such replacement or, in the event that XM has reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, XM's best estimate of the cost of such comparable insurance (provided, however, that with respect to any satellite as to which there has been an insured loss, the required amount of such insurance shall equal the lesser of such sum and the amount reasonably obtainable in the insurance market at a commercially reasonable cost, as determined by the Board of Directors whose determination shall be conclusive and evidenced by a Board Resolution). The in-orbit insurance required by this paragraph will provide that if 50% or more of a satellite's capacity is lost, the full amount of insurance will become due and payable, and that if a satellite is able to maintain more than 50% but less than 100% of its capacity, a portion of such insurance will become due and payable.

        In the event that XM receives proceeds from insurance relating to any satellite, XM will be entitled to use all or any portion of such proceeds for any purpose, including (1) to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds, (2) to develop and construct a replacement satellite, or (3) general corporate purposes.

    Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries

        XM will not, and will not permit any of XM's Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of XM that owns, operates or otherwise has the right to use Core XM Radio Assets to any Person, and XM will not permit any of its Restricted Subsidiaries to issue any of its Equity Interests other than:

  (1)
  to XM or a Restricted Subsidiary of XM;

  (2)
  issuances of director's qualifying shares to the extent necessary to comply with applicable law;

  (3)
  to the extent required by applicable law, issuances or transfers to nationals of the jurisdiction in which a Restricted Subsidiary is organized in an amount not to exceed 1% of the total Equity Interests of such Restricted Subsidiary;

  (4)
  distributions of Capital Stock other than Disqualified Stock to all common shareholders of a Restricted Subsidiary on a pro rata basis; or

  (5)
  the sale of all the Equity Interests in such Restricted Subsidiary; provided that the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

    Material Subsidiaries

        XM shall cause any Person that becomes a Material Subsidiary of XM, defined as a Restricted Subsidiary that guarantees certain Indebtedness other than the notes, at any time on or after the date of the indenture for the notes, to execute and deliver, reasonably promptly after such event to the trustee under the indenture, an Indenture Guarantee and the General Security Agreement, in each case, duly executed on behalf of such Material Subsidiary by an Officer thereof.

    Payments for Consent

        Neither XM nor any of XM's Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, XM and the Parent Guarantor will furnish to the holders of notes, within 15 days following the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if XM were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by XM's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if XM were required to file such reports.

        Whether or not required by the rules and regulations of the SEC, XM will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        If any of XM's Unrestricted Subsidiaries constitute Significant Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of XM and XM's Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of XM.

Events of Default and Remedies

        An "Event of Default" occurs if:

  (1)
  XM defaults in the payment when due of interest on, or liquidated damages with respect to, the notes and such default continues for 30 days;

  (2)
  XM defaults in payment when due of the principal of or premium, if any, on the notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

  (3)
  XM defaults in the performance, or breaches the provisions of the covenant described in "—Merger, Consolidation or Sale of Assets," fails to make or consummate a Change of Control Offer in accordance with the provisions of the covenant described in "—Repurchase at the Option of Holders—Change of Control" or fails to make or consummate an Asset Sale Offer in accordance with the provisions of the covenant described under "—Repurchase at the Option of Holders—Asset Sales";

  (4)
  XM or any of XM's Restricted Subsidiaries fails to observe or perform any other covenant or other agreement in the indenture, the notes, either of the Security Agreements or either of the Intercreditor Agreements for 60 days after notice to XM by the trustee or holders of at least 25% of the aggregate principal amount of the notes (including Additional Notes, if any) then outstanding voting as a single class;

  (5)
  a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by XM or any of XM's Restricted Subsidiaries (or the payment of which is guaranteed by XM or any of XM's Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

    (a)
    results in the acceleration of such Indebtedness prior to its express maturity; or

    (b)
    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "payment default"), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

  (6)
  a final nonappealable judgment or judgments for the payment of money are entered by a court or courts of competent jurisdiction against XM or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all undischarged judgments exceeds $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing);

  (7)
  certain events of bankruptcy or insolvency with respect to XM or any of its Significant Subsidiaries;

  (8)
  XM or Parent Guarantor repudiates any of its obligations under either of the Security Agreements or either of the Intercreditor Agreements, or either of the Security Agreements or either of the Intercreditor Agreements is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect; or

  (9)
  any Indenture Guarantee is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (except pursuant to its terms or pursuant to the terms of the indenture) or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Indenture Guarantee.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to XM, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the principal amount of all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the principal amount of the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal amount, premium or interest) if it determines that withholding notice is in their interest.

        The holders of not less than a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or liquidated damages on, or the principal amount of, the notes.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of XM with the intention of avoiding payment of the premium that XM would have had to pay if XM then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law upon the acceleration of the principal amount of the notes. If an Event of Default occurs prior to June 15, 2007, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of XM with the intention of avoiding the prohibition on redemption of the notes prior to such date, then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the principal amount of the notes.

        XM is required to deliver to the trustee annually an officer's certificate regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, XM is required to deliver to the trustee an officer's certificate specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No past, present or future director, officer, employee, agent, incorporator, member, manager, partner or stockholder of XM or any Guarantor, as such, shall have any liability for any obligations of XM or any Guarantor under the notes, the indenture, the Indenture Guarantees or the Security Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        XM may, at its option and at any time, elect to have all of XM's and any Guarantors' obligations discharged with respect to the outstanding notes and all obligations under the Indenture Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal amount of, or interest, premium or liquidated damages, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  XM's and any Guarantors' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and XM's and any Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, XM may, at its option and at any time, elect to have the obligations of XM and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  XM must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, or interest, premium and liquidated damages, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and XM must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, XM shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) XM has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, XM shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness to be applied to such deposit); or (b) or insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which XM or any of XM's Subsidiaries is a party or by which XM or any of XM's Subsidiaries is bound;

  (6)
  XM must have delivered to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of XM between the date of deposit and the 91st day following the deposit and assuming that no holder is an "insider" of XM under applicable bankruptcy law, on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  XM must deliver to the trustee an officers' certificate stating that the deposit was not made by XM with the intent of preferring the holders of notes over the other creditors of XM with the intent of defeating, hindering, delaying or defrauding any other creditors of XM; and

  (8)
  XM must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture, the notes, the Indenture Guarantees, either of the Security Agreements or either of the Intercreditor Agreements may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture, the notes, the Indenture Guarantees, either of the Security Agreements or either of the Intercreditor Agreements may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). Each of the Security Agreements may also be amended pursuant to the terms of the applicable Intercreditor Agreement without the consent of the holders of at least a majority in principal amount of the notes.

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal amount of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal amount of, or interest, premium or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or interest, premium or liquidated damages, if any, on the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any portion of the Collateral from the Lien of the Security Agreements, except in accordance with the terms thereof;

  (9)
  release any Guarantor from its obligations under the Guarantees or the indenture, except in accordance with the terms thereof; or

  (10)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, XM, the Guarantors and the trustee may amend or supplement the indenture, the notes, the Indenture Guarantees, either of the Security Agreements or either of the Intercreditor Agreements:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes, or to alter the provisions of the indenture concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust in a manner that does not materially adversely affect any holder;

  (3)
  to provide for the assumption of XM's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of XM's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

  (6)
  to provide for the issuance of Additional Notes in accordance with the limitations set forth in the indenture.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes and Indenture Guarantees issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to XM) have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and XM has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium or liquidated damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which XM or any Guarantor is a party or by which XM or any Guarantor is bound;

  (3)
  XM or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  XM has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, XM must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of XM, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person (x) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person or (y) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided that, in each case, such Indebtedness or Lien, as applicable, is not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person.

        "Additional Notes" means additional notes (other than the Initial Notes) issued under the indenture in accordance with the covenant described under "Certain Covenants—Incurrence of Indebtedness," as part of the same series as the Initial Notes.

        "Adjusted Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of XM are available, taken as a whole. For purposes of calculating Consolidated Operating Cash Flow for any four fiscal quarter period for purposes of this definition,

  (1)
  all Restricted Subsidiaries of XM on the date of the transaction giving rise to the need to calculate Adjusted Consolidated Operating Cash Flow (the "Transaction Date") shall be deemed to have been Restricted Subsidiaries at all times during such four fiscal quarter period and

  (2)
  any Unrestricted Subsidiary on the transaction date shall be deemed to have been an Unrestricted Subsidiary at all times during such four fiscal quarter period.

        In addition, for purposes of calculating Adjusted Consolidated Operating Cash Flow:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Adjusted Consolidated Operating Cash Flow for such reference period shall be calculated on a pro forma basis but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

  (2)
  the Consolidated Operating Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of XM and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests in any of the XM's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves assets having a fair market value or that involve net proceeds of less than $1.0 million;

  (2)
  a transfer of assets between or among XM and XM's Wholly-Owned Restricted Subsidiaries (other than XM Leasing);

  (3)
  an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to XM or to another Wholly Owned Restricted Subsidiary;

  (4)
  the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents;

  (6)
  a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments;"

  (7)
  any issuance or sale of Equity Interests of an Unrestricted Subsidiary; and

  (8)
  any Qualified Sale and Leaseback Transaction.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "beneficially owns" and "beneficially owned" shall have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a resolution duly adopted by the Board of Directors or a committee of the Board of Directors in the case of Holdings, certified by the Secretary or an Assistant Secretary of XM to have been duly adopted and to be in full force and effect on the date of such certification.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of XM and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of XM;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person," other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings or XM, measured by voting power rather than number of shares;

  (4)
  the first day on which a majority of the members of the Board of Directors of XM or Holdings are not Continuing Directors; or

  (5)
  the first day on which XM ceases to be a Wholly Owned Restricted Subsidiary of Holdings.

        Notwithstanding the foregoing, neither the January 2003 Financing Transactions nor a Parent Company Merger shall constitute a Change of Control.

        "Collateral" means (1) the Collateral (as defined in the General Security Agreement), and (2) the Collateral (as defined in the FCC License Subsidiary Pledge Agreement).

        "Collateral Agent" means the collateral agent under the applicable Intercreditor Agreement.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

  (2)
  the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

  (4)
  the cumulative effect of a change in accounting principles shall be excluded.

        "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

  (1)
  the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date; plus

  (2)
  the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

        "Consolidated Operating Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

  (5)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of XM shall be added to Consolidated Net Income to compute Consolidated Operating Cash Flow of XM only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to XM by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of XM who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

        "Core XM Radio Assets" means XM Radio Assets reasonably necessary to operate the XM Radio Business.

        "Cumulative Available Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the beginning of the first fiscal quarter following the date of the indenture and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of XM is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require XM to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that XM may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Indebtedness" means Indebtedness of XM and XM's Restricted Subsidiaries in existence on the date of the indenture, including the Indebtedness incurred or to be incurred pursuant to the January 2003 Financing Transactions until such amounts are repaid.

        "FCC License Subsidiary" means XM Radio Inc., a wholly owned subsidiary of XM that owns all of XM's FCC licenses to provide satellite digital radio service in the United States.

        "FCC License Subsidiary Pledge Agreement" means the Amended and Restated Security Agreement, dated as of January 28, 2003, between XM and the Collateral Agent, providing for the pledge of the Capital Stock of FCC License Subsidiary as security for the notes and certain other indebtedness.

        "FCC License Subsidiary Pledge Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement (FCC License Subsidiary Pledge Agreement), dated as of January 28, 2003, pursuant to which the collateral agent thereunder is appointed on behalf of the various secured creditor parties to serve as collateral agent under the FCC License Subsidiary Pledge Agreement.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "General Security Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement (General Security Agreement), dated as of January 28, 2003, pursuant to which the collateral agent thereunder is appointed on behalf of the various secured creditor parties to serve as collateral agent under the General Security Agreement.

        "General Security Agreement" means the Security Agreement, dated as of January 28, 2003, among XM, the Parent Guarantor, the Collateral Agent and the other parties thereto, providing for a grant of a security interest in certain assets of XM as security for the notes and certain other indebtedness.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means the Parent Guarantor and the Subsidiary Guarantors.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

        "Holder" means a Person in whose name a Note is registered.

        "Holdings" means XM Satellite Radio Holdings Inc. and any and all successors thereto.

        "Hughes Repeater Contract" means the Contract for the Design, Development and Purchase of Terrestrial Repeater Equipment by and between XM and Hughes Electronics Corporation, dated February 14, 2000 as amended from time to time provided that such amendments, taken as a whole, shall not be materially adverse to XM.

        "Hughes Repeater Escrow Agreement" means the agreement between XM and Hughes Electronics Corporation, dated as of March 2, 2000, providing for the escrow of funds payable under the Hughes Repeater Contract.

        "Hughes Satellite Agreement" means the Satellite Purchase Agreement between XM and Hughes Space and Communications Inc., dated July 21, 1999, as in effect on the date hereof and as it may be amended from time to time in any respect other than with respect to the terms or scope of the security interest granted by XM thereunder.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

  (1)
  borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" shall include (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person and (c) all Attributable Debt of such Person.

        The amount of any Indebtedness outstanding as of any date shall be:

  (1)
  the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

  (2)
  the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Indenture Guarantees" means the Guarantee of the Parent Guarantor and of the Subsidiary Guarantors pursuant to the terms of the indenture and substantially in the form attached to the indenture, and "Indenture Guarantee" means any of them.

        "Initial Notes" means the notes issued under the indenture on the date thereof.

        "Intercreditor Agreements" means the General Security Intercreditor Agreement and the FCC License Subsidiary Pledge Intercreditor Agreement.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If XM or any Restricted Subsidiary of XM sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of XM such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of XM, XM shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by XM or any Restricted Subsidiary of XM of a Person that holds an Investment in a third Person shall be deemed to be an Investment by XM or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "January 2003 Financing Transactions" means (1) the issuance to General Motors Corporation or affiliates thereof (collectively, "GM") of XM's and Holdings' Series GM Senior Secured Convertible Note due 2009 (the "GM Note") in the principal amount of $89,042,387 in lieu of certain guaranteed payments due to GM during the period from 2003 to 2006 under XM's Distribution Agreement with GM (the "Distribution Agreement"), (2) the amendment of the Distribution Agreement to provide for, among other things, the issuance of the GM Notes and the payment of up to $35,000,000 in subscriber acquisition payments in the form of Class A Common Stock of Holdings (the "Class A Common Stock"), (3) the issuance of XM's and Holdings' 10% Senior Secured Convertible Discount Notes due 2009 and common stock to certain investors, (4) XM's and Holdings' $100,000,000 Senior Secured Credit Facility with GM to finance certain revenue share payments owed to GM under the Distribution Agreement or other amounts which may be owing from time to time to GM, (5) the issuance of a warrant to GM to purchase 10,000,000 shares of Class A Common Stock at an exercise price of $3.18 per share, (6) the issuance and sale to U.S. Trust Company of 5,555,556 shares of Class A Common Stock and the issuance of a warrant to R. Steven Hicks to purchase 900,000 shares of Class A Common Stock at an exercise price of $3.18 per share in accordance with Section 4(2) of the Securities Act, and (7) the execution, delivery and performance of all agreements, documents and instruments evidencing the transactions described in clauses (1) through (6) above and all arrangements contemplated thereby, in each case as reflected in such agreements, documents and instruments as in effect on the date of the indenture with such amendments that do not (w) have a materially adverse effect on the rights of the trustee or the Holders of the notes under the notes, the Indenture Guarantees, the Security Agreements or the Intercreditor Agreements, taken as a whole (x) increase the principal amount (or accreted value, as applicable) or shorten the fixed maturity of any Indebtedness, or advance the dates or reduce the price with respect to the redemption of the Indebtedness, or (y) increase the rate or change the time of payment of interest, including default interest, on any Indebtedness.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Material Subsidiary" means, a Restricted Subsidiary (other than XM Equipment Leasing LLC) that has Guaranteed any Indebtedness or other obligation of XM or any Restricted Subsidiary represented by clauses (1) or (3) of the definition of the "January 2003 Transactions."

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

        "Net Proceeds" means the aggregate cash proceeds received by XM or any of XM's Restricted Subsidiaries in respect of any Asset Sale or other transaction (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or other transaction, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale or other transaction and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither XM nor any of XM's Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise;

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of XM or any of XM's Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the definitive documentation therefor specifies that the lenders thereunder will not have any recourse to the stock or assets of XM or any of XM's Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Parent Company Merger" means (a) a merger or consolidation of XM with or into Holdings or a merger or consolidation of Holdings with or into XM or (b) any assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of XM to Holdings or of Holdings to XM.

        "Parent Guarantor" means Holdings, in its capacity as a guarantor of the Obligations under the notes pursuant to the indenture.

        "Pari Passu Indebtedness" means Indebtedness of XM that is pari passu in right of payment to the notes or, in the case of a Subsidiary Guarantor, that is pari passu in right of payment to its Indenture Guarantee.

        "Permitted Business" means any of the lines of business conducted by XM and XM's Restricted Subsidiaries on the date of the indenture and any business similar, ancillary or related thereto or that constitutes a reasonable extension or expansion thereof, including in connection with XM's existing and future technology, trademarks and patents.

        "Permitted Investments" means:

  (1)
  any Investment in XM or in a Wholly Owned Restricted Subsidiary of XM (other than XM Leasing);

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by XM or any Restricted Subsidiary of XM in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Wholly Owned Restricted Subsidiary of XM; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, XM or a Wholly Owned Restricted Subsidiary of XM;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (5)
  any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of XM;

  (6)
  Hedging Obligations;

  (7)
  Investments in existence on the date of the indenture and modifications thereof;

  (8)
  Investments in securities of trade creditors or customers received in compromise of obligations of such Person incurred in the ordinary course of business, including under any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

  (9)
  loans and advances to officers, directors and employees of XM or any of its Restricted Subsidiaries in the ordinary course of business not to exceed $2.0 million at any time outstanding;

  (10)
  Investments indirectly acquired by XM or any of its Restricted Subsidiaries through a direct Investment in another Person made in compliance with the indenture, provided that such Investments existed prior to and were not made in contemplation of such acquisition;

  (11)
  Investments in a joint venture with Sirius Satellite Radio Inc., or an Affiliate or successor thereof, the proceeds of which Investments are used solely to develop interoperable radio technology capable of receiving and processing radio system signals broadcast by both XM and Sirius Satellite Radio Inc., for the licensing of other satellite radio technology from XM and Sirius Satellite Radio Inc. in connection therewith and for activities reasonably ancillary thereto in accordance with the Joint Development Agreement between XM and Sirius Satellite Radio Inc., as in effect on the date of the indenture or as it may be amended in a manner not materially adverse to XM;

  (12)
  from and after any Parent Company Merger, Investments of Holdings in existence on the date of indenture;

  (13)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date of the indenture that are at the time outstanding not to exceed $10.0 million; and

  (14)
  Investments in XM Leasing when taken together with all amounts permitted by Clause (15) of the second paragraph of "Certain Covenants—Incurrence of Indebtedness" not exceeding $5.0 million outstanding at any time.

        "Permitted Liens" means:

  (1)
  Liens on any assets of XM or XM's Restricted Subsidiaries securing Pari Passu Indebtedness incurred pursuant to clause (1) of the second paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness" or Permitted Refinancing Indebtedness in respect thereof; provided, that the notes shall be equally and ratably secured by such assets;

  (2)
  Liens in favor of XM;

  (3)
  Liens on property, or on shares of stock or Indebtedness, of a Person existing at the time such Person is merged with or into or consolidated with XM or any Restricted Subsidiary of XM; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with XM or the Restricted Subsidiary;

  (4)
  Liens on property existing at the time of acquisition thereof by XM or any Restricted Subsidiaries of XM, provided that such Liens were not incurred in contemplation of such acquisition;

  (5)
  Liens to secure the performance of bids, tenders, leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (6)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (6) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness" covering only the assets acquired, constructed or improved with such Indebtedness;

  (7)
  Liens existing on the date of the indenture (including Liens arising thereunder in favor of the trustee and Liens under the Hughes Repeater Escrow Agreement) and Liens securing Indebtedness incurred pursuant to the January 2003 Financing Transactions;

  (8)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

  (9)
  Liens securing the notes;

  (10)
  Liens incidental to the conduct of XM's or a Restricted Subsidiary's business or the ownership of its property and assets not securing Indebtedness, and which do not in the aggregate materially detract from the value of the assets or property of XM and XM's Restricted Subsidiaries taken as a whole, or materially impair the use thereof in the operation of its business;

  (11)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

  (12)
  judgment Liens not giving rise to an Event of Default;

  (13)
  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of XM or any of XM's Restricted Subsidiaries;

  (14)
  any interest or title of a lessor under any Capital Lease Obligation;

  (15)
  leases or subleases granted to others that do not materially interfere with the ordinary course of business of XM and XM's Restricted Subsidiaries;

  (16)
  Liens arising from filing Uniform Commercial Code financing statements regarding leases;

  (17)
  Liens in favor of customs and revenue authorities arising as a mater of law to secure payment of customer duties in connection with the importation of goods;

  (18)
  carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business that are not delinquent or remain payable without penalty;

  (19)
  Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the indenture;

  (20)
  Liens encumbering property or other assets under construction in the ordinary course of business arising from progress or partial payments by a customer of XM or XM's Restricted Subsidiaries relating to such property or other assets;

  (21)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by XM or any of XM's Restricted Subsidiaries in the ordinary course of business;

  (22)
  Liens on XM's interests in satellites and its terrestrial repeater network, including the Hughes Satellite Agreement, subsequent satellite procurement or launch contracts and the Hughes Repeater Contract;

  (23)
  Liens incurred in the ordinary course of business of XM or any Restricted Subsidiary with respect to obligations that do not exceed $10.0 million at any one time outstanding;

  (24)
  Liens on Qualified Receivables securing Indebtedness permitted by clause (12) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness;"

  (25)
  from and after any Parent Company Merger, Liens of Holdings in existence on the date of the indenture;

  (26)
  Liens relating to Satellite Vendor Indebtedness incurred pursuant to clause (1) of the second paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness" or Permitted Refinancing Indebtedness in respect thereof;

  (27)
  Liens securing Indebtedness permitted under clause (7) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness"; provided that such Liens are no more extensive than the liens securing the Indebtedness so refunded, refinanced or replaced thereby;

  (28)
  Liens on the assets of XM or any Restricted Subsidiaries (other than XM Leasing) securing indebtedness incurred in any Qualified Sale and Leaseback Transaction; and

  (29)
  Liens on the assets of XM Leasing securing Indebtedness permitted under clause (15) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness."

        "Permitted Refinancing Indebtedness" means any Indebtedness of XM or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of XM or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses, consent fees and premiums incurred in connection therewith);

  (2)
  (A) if such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity shorter than that of the notes or a final maturity date earlier than the final maturity date of the notes, such Permitted Refinancing Indebtedness shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the debt so extended, refinanced, renewed, replaced, defeased or refunded and a final Stated Maturity no earlier than the final maturity date of the debt so extended, refinanced, renewed, replaced, defeased or refunded or (B) in all other cases, such Permitted Refinancing Indebtedness shall have a final maturity date later than the final maturity date of, and shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the notes;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is incurred either by XM or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principals" means American Honda Motor Company, Inc., General Motors Corporation, DIRECTV Enterprises, Inc. and Clear Channel Investments, Inc.

        "Qualified Receivables" means the aggregate amount of accounts receivables of XM determined in accordance with GAAP that are not more than 90 days past due.

        "Qualified Sale and Leaseback Transaction" means a sale and leaseback transaction (1) involving one or more satellites of XM or any Restricted Subsidiary of XM (other than XM Leasing) and (2) the Net Proceeds of which, together with the aggregate Net Proceeds from all other sale and leaseback transactions involving satellites consummated after the date of the indenture (including any subsequent replacements, amendments or modifications thereof), do not exceed $150,000,000.

        "Related Party" means:

  (1)
  any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

  (2)
  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Satellite Vendor Indebtedness" means Indebtedness of XM provided by a satellite or satellite launch vendor or Affiliate thereof for the construction, launch and insurance of all or part of one or more replacement satellites or satellite launches for such satellites, where "replacement satellite" means a satellite that is used for continuation of XM's satellite radio service as a replacement for a satellite that is retired, relocated within the existing service area or reasonably determined by XM to no longer meet the requirements for such service, or (ii) a ground spare intended for future use as the same.

        "Security Agreements" means the General Security Agreement and the FCC License Subsidiary Pledge Agreement.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subscriber" means a subscriber in good standing to the XM Radio Service that has paid subscription fees for at least one month of such service and whose subscription payments are not delinquent.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership, trust or limited liability company (a) the sole general partner or the managing general partner, or the sole manager or trustee of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Subsidiary Guarantor" means any Restricted Subsidiary of XM that has executed an Indenture Guarantee and the General Security Agreement.

        "Tax Sharing Agreement" means the Tax Sharing Agreement dated March 15, 2000 among Holdings, XM and XM Radio Inc., as in effect on the date of the indenture.

        "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of XM and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, outstanding as of the date of determination.

        "Total Incremental Equity" means, at any date of determination, the sum of, without duplication: (1) the aggregate cash proceeds received by XM since January 29, 2003 from the issuance or sale of Capital Stock of XM (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock of XM other than Disqualified Stock), or of contributions to the equity capital of XM by Holdings or the fair market value of the consideration (if other than cash) from the issuance or sale of Equity Interests (other than Disqualified Stock) of XM or of actual or deemed capital contributions to the common equity capital of XM by Holdings from the issuance of Equity Interests of Holdings in exchange for the retirement of Pari Passu Indebtedness of XM since January 29, 2003, to any Person other than a Restricted Subsidiary; plus (2) an amount equal to the sum of (a) the net reduction in Investments in any Person (other than Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to XM or any Restricted Subsidiary after the date of issuance of the Initial Notes from such Person and (b) the portion (proportionate to XM's equity interest in such Restricted Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that in the case of (a) or (b) above, the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by XM or any Restricted Subsidiary in such Person or Unrestricted Subsidiary and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (3) below; minus (3) the aggregate amount of all Restricted Payments declared or made on or after the date of issuance of the Initial Notes (including the aggregate amount paid pursuant to clauses (1), (2), (3), (4), (5), (6) and (8) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Unrestricted Subsidiary" means any Subsidiary of XM (other than the FCC License Subsidiary) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with XM or any Restricted Subsidiary of XM unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to XM or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of XM;

  (3)
  is a Person with respect to which neither XM nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of XM or any of XM's Restricted Subsidiaries.

        Any designation of a Subsidiary of XM as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of XM as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness," XM shall be in default of such covenant. XM's Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of XM of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption

"—Certain Covenants—Incurrence of Indebtedness," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (or liquidation preference, as applicable), including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount (or liquidation preference) of such Indebtedness (or Disqualified Stock, as applicable).

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

        "XM Leasing" means XM Equipment Leasing LLC, a Delaware limited liability company, and any and all of XM's Subsidiary successors thereto, for so long as XM Leasing is not a Subsidiary Guarantor and is a guarantor of, or provides security for, other Indebtedness of XM and/or its Restricted Subsidiaries represented by clauses (1) or (3) of the definition of the "January 2003 Transactions;" provided, that after XM Leasing ceases to satisfy these criteria all references to XM Leasing shall be deemed deleted and of no further force or effect.

        "XM Radio Assets" means all assets, rights, services and properties, whether tangible or intangible, used or intended for use in connection with an XM Radio Business, including satellites, terrestrial repeating stations, FCC licenses, uplink facilities, musical libraries and other recorded programming, furniture, fixtures and equipment and telemetry, tracking, monitoring and control equipment.

        "XM Radio Business" means the business of transmitting digital radio programming throughout the United States by satellite and terrestrial repeating stations to be received by subscribers, including any business in which XM was engaged on the date of the indenture, and any business reasonably related thereto.

        "XM Radio Service" means digital radio programming transmitted by satellites and terrestrial repeating stations to vehicle, home and portable radios in the United States.

BOOK-ENTRY, DELIVERY AND FORM

        Except as described in the next paragraph, the outstanding notes were, and the exchange notes will be, initially issued in the form of one or more notes in registered, global form ("Global Notes"). The Global Notes were deposited on the date of the closing of the note offering with the Trustee, as custodian for the Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered, certificated form without interest coupons ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Book-Entry Notes for Certificated Notes."

        Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

        DTC has advised XM that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised XM that pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of Global Notes; and

  (2)
  ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        You may hold your interests in the Global Notes directly through DTC if you are a participant in DTC, or you may hold your interests in the Global Notes indirectly through organizations which are participants in DTC. Transfers between holders whose interests in the Global Notes are directly or indirectly held by DTC will be effected in accordance with DTC's rules and will be settled in same-day funds.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes see, "—Exchange of Book-Entry Notes for Certificated Notes" and "Exchange of Interests in Global Notes for Certificated Notes."

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

        Payments in respect of the principal and premium and liquidated damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, XM and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither XM, the Trustee nor any agent of XM or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised XM that its current practices, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or XM. Neither XM nor the Trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the notes, and XM and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

        Although DTC has agreed to the foregoing procedures to facilitate transfers of interests among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of XM, the initial purchaser or the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of its obligations under the rules and procedures governing its operations.

Exchange of Book-Entry Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form if:

  (1)
  DTC (A) notifies XM that it is unwilling or unable to continue as depository for the Global Note and XM thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act; or

  (2)
  XM, at its option, notifies the Trustee in writing that it elects to cause issuance of the notes in certificated form.

        In addition, beneficial interests in a Global Note may be exchanged for certificated notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend referred to in "Notice to Investors" unless XM determines otherwise in compliance with applicable law.

Certificated Notes

        Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for notes in the form of certificated notes. Upon any such issuance, the Trustee is required to register such certificated notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) XM notifies the Trustee in writing that DTC is no longer willing or able to act as a depository and XM is unable to locate a qualified successor within 90 days or (ii) XM, at its option, notifies the Trustee in writing that XM elects to cause the issuance of notes in the form of certificated notes under the indenture, then, upon surrender by the Global Note Holder of its Global Note, notes in such form will be issued to each person that the Global Note Holder and DTC identify as being the beneficial owner of the related notes.

        Neither XM nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes and XM and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

Same Day Settlement and Payment

        The indenture will require that payments in respect of the notes represented by the Global Note (including principal, premium, if any, interest and liquidated damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to certificated notes, XM will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. XM expects that secondary trading in the certificated notes will also be settled in immediately available funds.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain U.S. federal income tax consequences of the exchange of original notes for exchange notes pursuant to the exchange offer and of the ownership and disposition of the notes. This summary is limited to the U.S. federal income tax consequences relevant to original notes that were purchased in connection with their original issue at the issue price for cash and to notes that be held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements of the Internal Revenue Service (the "IRS"), judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this offering circular may affect the tax consequences described herein, possibly with retroactive effect.

        This summary is intended for general information only and does not describe all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances, or to holders subject to special U.S. federal income tax rules, such as:

  •
  financial institutions;

  •
  Insurance companies;

  •
  tax-exempt organizations;

  •
  dealers in securities or foreign currencies;

  •
  persons holding notes as part of a straddle, hedge, conversion or other integrated transaction;

  •
  U.S. holders whose functional currency is not the U.S. dollar;

  •
  former citizens or residents of the United States;

  •
  persons subject to the alternative minimum tax.

        Moreover, this summary does not address any aspect of U.S. federal tax law other than income taxation and does not describe any state, local or non-U.S. tax laws that may be applicable to holders.

        Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

        As used herein, the term "U.S. holder" means a beneficial owner of a note that, for U.S. federal income tax purposes, is:

  •
  a citizen or resident alien individual of the United States;

  •
  a corporation or partnership (or other entity taxable as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source;

  •
  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of that trust; or

  •
  a trust that was in existence on August 20, 1996, that was treated as a U.S. person under U.S. federal income tax law immediately prior to such date and that made a valid election to be treated as a U.S. person under the Code.

        A "non-U.S. holder" is a beneficial owner of a note that is not a U.S. holder.

        The U.S. federal income tax treatment of a partner in a partnership holding notes generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership, you should consult your tax advisor regarding the U.S. federal income tax consequences of an investment by the partnership in the notes.

Exchange of Original Notes for Exchange Notes

        The exchange of original notes for exchange notes pursuant to the exchange offer will not constitute a taxable event to holders. Rather, the exchange notes will be treated as a continuation of the original notes for federal income tax purposes, and are referred to together as "notes" in this summary of federal income tax considerations. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the original note, and the initial basis of the exchange note will be the same as the basis of the original note immediately before the exchange.

Taxation of U.S. Holders

    Stated Interest on the Notes

        Stated interest paid or accrued on the notes will be taxable to a U.S. holder as ordinary interest income when it is paid or accrued in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

    Liquidated Damages on Notes

        If we fail to register the notes with the SEC on a shelf registration statement to permit you to resell your notes, we will be required to pay you liquidated damages. We intend to take the position for U.S. federal income tax purpose that any payments of liquidated damages should be taxable to you as additional interest income when paid or accrued, in accordance with your method of accounting. This position is based in part on the assumption that as of the date of issuance of the notes, the possibility that liquidated damages will have to be paid is a "remote" or "incidental" contingency within the meaning of applicable Treasury regulations. Our determination that such possibility is a remote or incidental contingency is binding on you, unless you explicitly disclose that you are taking a different position to the IRS on your tax return for the year during which you acquire the notes. However, the IRS may take a contrary position from that described above, which could affect the timing and character of both your income from the notes and our deduction with respect to the payments of liquidated damages.

    Market Discount

        The resale value of your notes may be affected by the market discount rules under the Code. Under these rules, if a U.S. holder acquires a note for an amount that is less than its stated principal amount, the amount of such difference is treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount.

        A U.S. holder that purchases a note with market discount is required to treat any payment of principal on, or any gain upon the sale, exchange, or retirement (including redemption or repurchase) of a note, as ordinary income to the extent of the accrued market discount on the note that has not previously been included in gross income. If a U.S. holder disposes of the note in certain otherwise nontaxable transactions, accrued market discount is includible in gross income by the U.S. holder, as ordinary income, as if such U.S. holder had sold the note at its then fair market value.

        In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

        A U.S. holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry notes with market discount. A U.S. holder may, however, elect to include market discount in gross income currently as it accrues, rather than upon a disposition of the note, in which case the interest deferral rule will not apply. An election to include market discount in gross income on an accrual basis will apply to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of the IRS. A U.S. holder's tax basis in a note will be increased by the amount of market discount included in such U.S. holder's gross income under such an election.

    Sale or Other Taxable Disposition of the Notes

        Upon the sale or other taxable disposition (including redemption or repurchase) of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition of the note (except to the extent the amount realized is attributable to accrued interest, which will be taxable as ordinary interest income), and the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will be the amount such U.S. holder paid for the note. Gain or loss recognized on the sale or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, or other taxable disposition, the note has been held for more than one year. Long-term capital gains for non-corporate taxpayers are subject to reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations.

    Information Reporting and Backup Withholding

        Information reporting requirements will apply in connection with payments of principal and interest on the notes and payments of the proceeds from a sale or other disposition of the notes. A U.S. holder may be subject to U.S. backup withholding tax at the rates specified in the Code on these payments if it fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Taxation of Non-U.S. Holders

    Payments of Interest

        Subject to the discussion of backup withholding below, if you are a non-U.S. holder of notes, interest paid to you will not be subject to U.S. federal income taxes or withholding tax if the interest is not effectively connected with your conduct of a trade or business within the United States, provided that you:

  •
  do not actually or constructively own a 10% or greater interest in us;

  •
  are not a controlled foreign corporation with respect to which we are a "related person" within the meaning of section 864(d)(4) of the Internal Revenue Code;

  •
  are not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code; and

  •
  provide the appropriate certification as to your foreign status. You can generally meet this certification requirement by providing a properly executed Form W-8BEN or appropriate substitute form to us, or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate documentation to your agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

        If you do not qualify for an exemption under these rules, interest income from the notes may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time it is paid. The payment of interest effectively connected with your U.S. trade or business, however, would not be subject to a 30% withholding tax so long as you provide us or our agent an adequate certification (currently on Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if you are a foreign corporation and the payment of interest is effectively connected with your U.S. trade or business, you may also be subject to a 30% (or lower applicable treaty rate) branch profits tax.

        To claim the benefit of a tax treaty, you must provide a properly-executed Form W-8BEN before the payment of interest and you may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

    Liquidated Damages on Notes

        Any payment of liquidated damages on the notes as discussed under "Taxation of U.S. Holders—Liquidated Damages on Notes" should be treated as a payment of interest to the non-U.S. holder as discussed above.

    Sale or Other Taxable Dispositions of the Notes

        If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on any amount which constitutes capital gain upon retirement or disposition of a note, unless any of the following is true:

  •
  your investment in the note is effectively connected with your conduct of a U.S. trade or business;

  •
  if you are a non-U.S. holder who is a nonresident alien individual holding the note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which sale, redemption or other disposition takes place, and certain other requirements are met; or

  •
  you are subject to provisions of U.S. tax laws applicable to certain U.S. expatriates.

        If you have a U.S. trade or business and the investment in the notes is effectively connected with that trade or business, the payment of the sales proceeds with respect to the notes would be subject to U.S. federal income tax on a net basis at the rate applicable to United States persons generally. In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the note is effectively connected with the foreign corporation's U.S. trade or business.

    Information Reporting and Backup Withholding

        United States Backup withholding tax will not apply to payments on the notes to a non-U.S. holder if the statement described above under "Taxation of Non-U.S. holders—Payments of Interest" is duly provided by such holder. Information reporting requirements may apply with respect to interest payments on the notes, in which event the amount of interest paid and tax withheld (if any) with respect to each non-U.S. holder will be reported annually to the Internal Revenue Service. Information reporting requirements and backup withholding tax will not apply to any payment of proceeds of the sale of notes effected outside the United States by a foreign office of a "broker" as defined in applicable United States Treasury regulations, unless such broker:

  •
  is a United States person as defined in the Internal Revenue Code;

  •
  is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  •
  is a controlled foreign corporation for United States federal income tax purposes; or

  •
  is a foreign partnership with certain U.S. connections.

        Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in one of the categories listed the preceding sentence may be subject to backup withholding tax and information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the notes provides the statement described above under "Taxation of Non-U.S. holders—Payments of Interest" or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder's United States federal income tax and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the outstanding notes against various liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters with respect to the notes offered by this prospectus will be passed upon for XM by Hogan & Hartson L.L.P. Washington, D.C.

EXPERTS

        The consolidated financial statements and schedules of XM Satellite Radio Holdings Inc. and subsidiaries ("Holdings") and XM Satellite Radio Inc. and subsidiaries ("XM") as of December 31, 2002 and 2001, and for each of the years in the three year period ending December 31, 2002, included in this prospectus, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports contain an explanatory paragraph that states that Holdings and XM adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.

INCORPORATION OF DOCUMENTS BY REFERENCE

        This prospectus is part of a registration statement we filed with the SEC. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC, and any future filings made with the SEC prior to the termination of this exchange offer under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

  •
  Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed on March 31, 2003;

  •
  XM's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed on April 2, 2003;

  •
  Holdings' Definitive Proxy Statement on Form 14A, filed with the SEC on April 21, 2003;

  •
  XM's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as filed on May 15, 2003;

  •
  Holdings' Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as filed on May 15, 2003; and

  •
  Holdings' Current Reports on Form 8-K, filed with the SEC on:

  •
  May 8, 2003;

  •
  June 3, 2003; and

  •
  June 11, 2003.

WHERE YOU CAN FIND MORE INFORMATION

        You may obtain copies of documents incorporated by reference in this document, without charge, by writing us at the following address or calling us at the telephone number listed below:

XM Satellite Radio
1500 Eckington Place, N.E.
Washington, DC 20002
Attention: General Counsel
(202) 380-4000

Our reports and amendments filed with the SEC can be accessed, free of charge, through our website at http://www.xmradio.com/investor/investor_financial_and_company.html on the same day that they are electronically filed with the SEC.

        You may read and copy materials that we have filed with the SEC, including the registration statement, at the following location:

Public Reference Room
450 Fifth Street, N.W.
Washington, DC 20549

You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Section 145 of Delaware General Corporation Law permits indemnification of officers and directors of our company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation law.

        Article Ninth of our Restated Certificate of Incorporation and Article VI, Section 1 of our Bylaws provide that we shall indemnify our directors and officers and any such directors and officers serving at our request as a director, officer, employee or agent of another entity to the fullest extent not prohibited by the Delaware General Corporation Law. The Bylaws also provide that we may, but shall not be obligated to, maintain insurance, at our expense, for the benefit of our company and of any person to be indemnified. In addition, we have entered or will enter into indemnification agreements with our directors and officers that provide for indemnification in addition to the indemnification provided in our Bylaws. The indemnification agreements contain provisions that may require our company, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of our company or other entities to which they provide service at the request of our company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

        As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our Restated Certificate of Incorporation provides that a director shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability

  •
  for any breach of the director's duty of loyalty to our company or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived any improper personal benefit.

Item 21. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Holdings (incorporated by reference to Holdings' Registration Statement on Form S-1, File No. 333-83619).
3.2	Restated Bylaws of Holdings (incorporated by reference to Holdings' Registration Statement on Form S-1, File No. 333-83619).
3.3	Restated Certificate of Incorporation of XM (incorporated by reference to XM's Registration Statement on Form S-4, File No. 333-39178).
3.4	Amended and Restated Bylaws of XM (incorporated by reference to XM's Registration Statement on Form S-4, File No. 333-39178).
3.5	Certificate of Amendment of Restated Certificate of Incorporation of Holdings (incorporated by reference to Amendment No. 1 to Holdings' Registration Statement on Form S-3, File No. 333-89132).
3.6
Certificate of Amendment of Restated Certificate of Incorporation of Holdings (incorporated by reference to Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003).
4.1	Indenture, dated as of June 17, 2003, among XM, Holdings and The Bank of New York, as trustee.
4.2	Registration Rights Agreement, dated as of June 17, 2003, among XM, Holdings and Bear, Stearns & Co. Inc.
4.3	Form of 12% Senior Secured Note due 2010 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).
4.4
Security Agreement, dated as of January 28, 2003, among XM, Holdings, XM Equipment Leasing LLC and The Bank of New York, as trustee (incorporated by reference to Holdings' Current Report on Form 8-K filed with the SEC on January 29, 2003).
4.5
Amended and Restated Security Agreement, dated as of January 28, 2003, between XM and The Bank of New York (incorporated by reference to Holdings' Current Report on Form 8-K filed with the SEC on January 29, 2003).
4.6
Intercreditor and Collateral Agency Agreement (General Security Agreement), dated as of January 28, 2003, by and among the Noteholders named therein, The Bank of New York, as trustee, General Motors Corporation, OnStar Corporation and The Bank of New York, as collateral agent (incorporated by reference to Holdings' Current Report on Form 8-K filed with the SEC on January 29, 2003).
4.7
Intercreditor and Collateral Agency Agreement (FCC License Subsidiary Pledge Agreement), dated as of January 28, 2003, by and among the Noteholders named therein, The Bank of New York, as trustee, General Motors Corporation, OnStar Corporation and The Bank of New York, as collateral agent (incorporated by reference to Holdings' Current Report on Form 8-K filed with the SEC on January 29, 2003).
4.8	First Supplemental Indenture, dated as of June 12, 2003, by and among XM, Holdings, XM Equipment Leasing LLC and The Bank of New York.

4.9		First Amendment to Security Agreement, dated as of June 12, 2003, by and among XM, Holdings, XM Equipment Leasing LLC and The Bank of New York.
5.1	+	Opinion of Hogan & Hartson L.L.P. concerning the legality of the exchange notes.
8.1	+	Opinion of Hogan & Hartson L.L.P. concerning certain tax matters.
12.1		Holdings' Statement regarding Computation of Ratios.
12.2		XM's Statement regarding Computation of Ratios.
23.1		Consent of KPMG LLP, independent auditors.
23.2		Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
25.1		Statement of eligibility of Trustee.
99.1		Letter of Transmittal.

+
To be filed by amendment.

Item 22. Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this registration statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

        (e)   The undersigned Registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on July 3, 2003.

XM SATELLITE RADIO HOLDINGS INC.
By:	/s/ HUGH PANERO Hugh Panero President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hugh Panero, Joseph J. Euteneuer and Joseph M. Titlebaum his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in respect of an offering contemplated by this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ HUGH PANERO Hugh Panero	President, Chief Executive Officer and Director (Principal Executive Officer)	July 3, 2003
/s/ GARY M. PARSONS Gary M. Parsons	Chairman of the Board of Directors	July 3, 2003
/s/ JOSEPH J. EUTENEUER Joseph J. Euteneuer	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	July 3, 2003
/s/ NATHANIEL A. DAVIS Nathaniel A. Davis	Director	July 3, 2003

Thomas J. Donohue	Director	July , 2003
/s/ THOMAS G. ELLIOTT Thomas G. Elliott	Director	July 3, 2003
/s/ R. STEVEN HICKS R. Steven Hicks	Director	July 3, 2003
Chester A. Huber, Jr.	Director	July , 2003
Randall T. Mays	Director	July , 2003
/s/ JAMES N. PERRY, JR. James N. Perry, Jr.	Director	July 3, 2003
Pierce J. Roberts, Jr.	Director	July , 2003
/s/ JACK SHAW Jack Shaw	Director	July 3, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on July 3, 2003.

XM SATELLITE RADIO INC.
By:	/s/ HUGH PANERO Hugh Panero President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hugh Panero, Joseph J. Euteneuer and Joseph M. Titlebaum his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in respect of an offering contemplated by this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ HUGH PANERO Hugh Panero	President, Chief Executive Officer and Director (Principal Executive Officer)	July 3, 2003
/s/ GARY M. PARSONS Gary M. Parsons	Chairman of the Board of Directors	July 3, 2003
/s/ JOSEPH J. EUTENEUER Joseph J. Euteneuer	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	July 3, 2003
/s/ NATHANIEL A. DAVIS Nathaniel A. Davis	Director	July 3, 2003

Thomas J. Donohue	Director	July , 2003
/s/ THOMAS G. ELLIOTT Thomas G. Elliott	Director	July 3, 2003
/s/ R. STEVEN HICKS R. Steven Hicks	Director	July 3, 2003
Chester A. Huber, Jr.	Director	July , 2003
Randall T. Mays	Director	July , 2003
/s/ JAMES N. PERRY, JR. James N. Perry, Jr.	Director	July 3, 2003
Pierce J. Roberts, Jr.	Director	July , 2003
/s/ JACK SHAW Jack Shaw	Director	July 3, 2003